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                                                                      EXECUTION
                                                                        8/18/00

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                             LEASE AGREEMENT BETWEEN



                              ADVANCE/GLB 2 L.L.C.


                                AS LANDLORD, AND



                           eRESEARCHTECHNOLOGY, INC.,


                                    AS TENANT



                             DATED: AUGUST 18, 2000




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                                  LEASE SUMMARY

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

Tenant:                    eRESEARCHTECHNOLOGY, INC., a Delaware corporation

Landlord:                  ADVANCE/GLB 2 L.L.C., a New Jersey limited liability company

Date of this Lease:        August 18, 2000

Premises:                  Tenant's Rentable Square Feet in the office building commonly known as Advance at Bridgewater III, and whose street address is 1150 Route 22 East, Bridgewater, New Jersey. The Premises are outlined on the plan attached to the Lease as Exhibit A. The Building is part of an office park located on the Land. The
                           "Premises" includes the non-exclusive right to use the common areas of the Building and the Park.

Tenant's Rentable
Square Feet:               30,944 rentable square feet, consisting of 30,944 rentable square feet on the third floor of the
                           Building.


Building:                  The office building commonly known as Advance at Bridgewater III, and whose street address is 1150 Route
                           22 East, Bridgewater, New Jersey, (including the parking areas servicing the Building and other Common
                           Elements appurtenant thereto as set forth in the Master Deed establishing the Condominium), and designated as Unit III in Executive Quarters at Bridgewater, a Condominium located on Lot 3 in Block 206 on the Tax Map of the Township of Bridgewater.

Land:                      The land on which the Park is located and described as Lots 2,3,7,8,9, 10 and 50 in Block 206 on the Tax
                           Map of the Township of Bridgewater, New Jersey, as described on Exhibit B.

Park:                      An office park consisting of the Building, together with the existing buildings known as Advance at
                           Bridgewater I and II, and Phases III and IV to be constructed, as described on Exhibit B.

Tenant
Parking Spaces:            One hundred twenty four (124) undesignated non-exclusive spaces and code required visitor parking.

Anticipated
Commencement
Date:                      November 1, 2000


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
Commencement
Date:                      The earlier of (i) the date the Premises are deemed completed, less the number of Tenant Delay Days, subject to confirmation and possible amendment pursuant to Section 3(b) and in accordance with Exhibit E
                           (provided such date shall not be before the Anticipated Commencement Date), or (ii) January 1, 2001.

Expiration
Date:                      11:59 p.m. on the last day of the one hundred twentieth (120th) full calendar month following the
                           Commencement Date, subject to adjustment and earlier termination as provided in the Lease, subject to confirmation and possible amendment pursuant to Section 3(b) and in accordance with Exhibit E.

Term:                      Approximately one hundred twenty (120) months, commencing the Commencement Date and ending on the
                           Expiration Date, subject to adjustment and earlier termination as provided in the Lease.

Renewal Term:              One, 5-year term in accordance with Exhibit C.

Permitted Use:             General office use in accordance with local codes and in keeping with the class and character of the
                           Building and for no other purposes.

Basic Rent:                Basic Rent is quoted on a per square foot per year gross basis plus Tenant Electric and shall be the following amounts for the following periods of time:


                           Lease Year      Basic Rent
                           ----------      -----------------------------------------

                           Years 1-3       $835,488.00 per annum      $69,624.00 per
                                                                      Lease Month
                                           ($27.00 per rentable
                                           square foot)

                           Years 4-6       $886,545.60 per annum      $73,878.00 per
                                                                      Lease Month
                                           ($28.65 per rentable
                                           square foot)

                           Years 7-10      $939,150.40 per annum      $78,262.53 per
                                                                      Lease Month

                                           ($30.35 per rentable
                                           square foot)

Prepaid Rent:              The first monthly installment of Basic Rent and Tenants Proportionate Expense Share of Operating Costs in
                           accordance with Section 4(b).


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


Construction
Allowance:                 $28.00/RSF=$866,432.00

Security Deposit:          $469,575.18 in cash or by an irrevocable Letter of Credit as provided in Subsection 23(b).


Rentable Square Feet
in Building:               80,068 rentable square feet.

Tenant's
Proportionate Share:       38.6%, which is the percentage obtained by dividing (a) Tenant's Rentable Square Feet by (b) the Rentable
                           Square Feet in the Building (30,944/80,068).

Base Year:                 The initial twelve months of occupancy.

Base Operating
Costs:                     The Operating Costs incurred during the Base Year appropriately adjusted to reflect the Operating Costs which would have been incurred if the Building was not less than ninety-five percent (95%) occupied during the entire Base Year.

Late Charge:               Five percent (5%) of the delinquent payment.

Interest Rate:             The lesser of eighteen (18%) percent per annum or the maximum lawful rate of interest.

Tenant's SIC
Number:                    7372, as designated in the Standard Industrial Classification manual prepared by the office of the
                           Management and Budget in the Executive Office of the President of the United States.

Tenant's Address:          Prior to Commencement Date:                 Following Commencement Date:
                           --------------------------                  ---------------------------
                           eResearchTechnolgy, Inc.                    eResearchTechnolgy, Inc.
                           1125 US Highway Rt. 22 West                 1150 Route 22 East,
                           Bridgewater, New Jersey 08807               Bridgewater, New Jersey 08807
                           Attention: Cheryl Kaine                     Attention: Cheryl Kaine
                           Telephone: 908/704-8010                     Telephone:_________________________
                           Telecopy: 908/704-8218                      Telecopy:__________________________



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                                       iii

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

Guarantor:                 PRWW, Inc.                                  With a Copy To:
                                                                       --------------
                                                                       Duane, Morris & Heckscher LLP
                                                                       One Liberty Place
                                                                       Philadelphia, PA 19103-7396
                                                                       Attention: Thomas Spencer, Esq.
                                                                       Telephone: 215/979-1000
                                                                       Telecopy: 215/979-1020


Landlord's                  For all Notices:                           With a copy to:
Address:                    ---------------                            --------------
                            Advance/GLB 2 L.L.C.                       Windels Marx Lane & Mittendorf
                            c/o The Advance Group, Inc.                120 Albany Street Plaza
                            1545 State Highway 206                     New Brunswick, NJ 08901
                            Suite 100                                  Attention: Anthony R. Coscia, Esq.
                            Bedminster, NJ 07921                       Telephone: 732/846-7600
                            Attention: Peter J. Cocoziello             Telecopy: 732/846-8877
                            Telephone: 908/719-3000
                            Telecopy: 908/719-9444

Landlord's
Mortgagee:                 Wells Fargo Bank, or any subsequent mortgagee under any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises, the Building or the Land.


Broker:                    Insignia/ESG Co., Inc.

Utilities in Tenant's
Name:                      Electric.

HVAC
Overtime:                  $40.00 per hour.

The foregoing Lease Summary is incorporated into and made a part of the Lease identified above. If any conflict exists between the Lease Summary and the Lease, then the Lease shall control.
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                                       iv

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.     Definitions.............................................................1

2.     Lease Grant.............................................................1

3.     Term; Delivery of Possession............................................1

4.     Rent....................................................................2
       (a) Payment.............................................................2
       (b) Operating Costs.....................................................2

5.     Use.....................................................................4

6.     Landlord's Obligations..................................................5
       (a) Services............................................................5
       (b) Electric............................................................5
       (c) Restoration of Services; Abatement..................................6

7.     Improvements; Alterations; Repairs; Maintenance.........................6
       (a) Improvements; Alterations...........................................6
       (b) Repairs; Maintenance................................................6
       (c) Performance of Work.................................................7
       (d) Construction Liens..................................................7

8.     Assignment and Subletting...............................................8
       (a) Transfers...........................................................8
       (b) Consent Standards...................................................8
       (c) Request for Consent.................................................9
       (d) Conditions to Consent...............................................9
       (e) Cancellation........................................................9
       (f) Additional Compensation............................................10
       (g) Joint and Several Liability........................................10

9.     Insurance; Waiver of Subrogation; Indemnity............................10
       (a) Insurance..........................................................10
       (b) Waiver of Subrogation..............................................12
       (c) Indemnity..........................................................12
       (d) Landlord's Insurance...............................................12

10.    Subordination and Non-Disturbance; Attornment;
           Notice to Landlord's Mortgagee.....................................12
       (a) Subordination and Non-Disturbance..................................12
       (b) Attornment.........................................................13
       (c) Notice to Landlord's Mortgagee.....................................13


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

       (d) Landlord's Mortgagee's Protection Provisions.......................13

11.    Rules and Regulations..................................................13

12.1   Condemnation...........................................................14
       (a) Total Taking.......................................................14
       (b) Partial Taking.....................................................14
       (c) Landlord's Termination Right.......................................14
       (d) Tenant's Termination Right.........................................14
       (e) Apportionment of Rent..............................................14

12.2.  Awards.................................................................15

12.3.  Temporary Taking.......................................................15

13.    Fire or Other Casualty.................................................15

13.1   Restoration............................................................15

13.2.  Landlord's Termination Right...........................................15

13.3.  Tenant's Termination Right.............................................16

13.4.  Inability to Collect...................................................16

14.    Environmental Compliance...............................................16

15.    Personal Property Taxes................................................19

16.    Default................................................................19

17.    Payment by Tenant; Non-Waiver..........................................21
       (a) Payment by Tenant..................................................21
       (b) No Waiver..........................................................21

18.    Surrender of Premises..................................................22

19.    Holding Over...........................................................22

20.    Certain Rights Reserved by Landlord....................................22

21.    Intentionally Omitted..................................................23

22.    Parking................................................................23

23.    Security Deposit.......................................................23


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


24.    Miscellaneous..........................................................25
       (a) Landlord Transfer..................................................25
       (b) Landlord's Liability...............................................25
       (c) Force Majeure......................................................25
       (d) Brokerage..........................................................25
       (e) Estoppel Certificates..............................................25
       (f) Notices............................................................25
       (g) Separability.......................................................26
       (h) Amendments and Binding Effect......................................26
       (i) Quiet Enjoyment....................................................26
       (j) No Merger..........................................................26
       (k) No Offer...........................................................26
       (l) Entire Agreement...................................................26
       (m) Waiver of Jury Trial...............................................26
       (n) Governing Law......................................................27
       (o) Joint and Several Liability........................................27
       (p) Financial Reports..................................................27
       (q) Landlord's Fees....................................................27
       (r) Telecommunications.................................................27
       (s) Confidentiality....................................................27
       (t) Exhibits...........................................................28
       (u) Definitions........................................................28

25.    Other Provisions.......................................................28

              LIST OF EXHIBITS
              Exhibit A -   Plan of Premises
              Exhibit B -   Description of Land and/or Site Plan
              Exhibit C -   Renewal Option
              Exhibit D -   Tenant Work Letter
              Exhibit D-1 - Standard Tenant Improvements
              Exhibit E -   Amendment No. 1 - Commencement Date Agreement
              Exhibit F -   Guaranty
              Exhibit G -   Cleaning Specifications
              Exhibit H -   Rules and Regulations
              Exhibit I -   Form of Tenant Estoppel Certificate
              Exhibit J -   Intentionally Omitted
              Exhibit K -   Intentionally Omitted
              Exhibit L -   Intentionally Omitted
              Exhibit N -   Intentionally Omitted
              Exhibit M -   Intentionally Omitted
              Exhibit O -   Signage
              Exhibit P -   Operating Costs Estimate
              Exhibit Q -   Operating Costs Exclusions
              Exhibit R -   Landlord's Insurance

                                      LEASE


         THIS LEASE AGREEMENT (this "Lease") is entered into as of the Date of this Lease, ADVANCE/GLB 2 L.L.C., a New Jersey limited liability company ("Landlord"), and eRESEARCHTECHNOLOGY, INC., a Delaware corporation ("Tenant").

         1. Definitions. The Lease Summary is incorporated herein by reference for all purposes. All other terms shall have the meanings set forth herein.

         2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term, and hereby grants to Tenant the non- exclusive right to use the common areas designated on the plan attached as Exhibit B hereto, subject to those areas reserved to Landlord and subject to Landlord's reasonable rules and regulations governing such use.

         3. Term; Delivery of Possession.

            (a) The Term of this Lease shall commence on the Commencement Date and end on the Expiration Date unless the Term shall sooner or later cease and terminate as provided for under the specific terms of this Lease.

            (b) Landlord agrees to provide the Work (as such term is defined in Exhibit D annexed hereto and made a part hereof) in accordance with the terms, conditions and provisions of Exhibit D. Tenant shall occupy the Premises as soon as the Premises shall be deemed completed for Tenant's occupancy and the Anticipated Commencement Date shall have occurred (but not prior to such date without the express written consent of Landlord). The Premises shall be deemed completed on the date that: (1) a certificate of occupancy (temporary or final) for the Premises for the Permitted Use has been issued to the Landlord by the appropriate governmental authority; and (2) the Work shall have been completed, other than (A) minor or insubstantial details of construction, mechanical adjustment or decoration, the non-completion of which do not materially interfere with Tenant's intended use of the Premises, and (B) any part of the Work which is not completed due to a delay in performance of the Work described in Paragraph 3 of Exhibit D. If a temporary certificate of occupancy is obtained, Landlord covenants to obtain a final certificate of occupancy, at its sole cost and expense, within the required time period set forth in any temporary certificate of occupancy. In the event, however, a final certificate of occupancy cannot be furnished until any fixture work to be performed by Tenant ("Tenant's Work") is complete, then, in such event, this condition shall not accrue until any such Tenant's Work is complete. If the Premises are not deemed completed by the Anticipated Commencement Date, Landlord shall not be in default hereunder or be liable for damages therefor. Landlord and Tenant shall execute within fifteen (15) days after the date the Premises are deemed completed for Tenant's occupancy, an amendment substantially in the form of Exhibit E hereto. Notwithstanding the foregoing, if the Premises are not deemed completed by February 1, 2001 (subject to Force Mejeure and Tenant Delay Day extensions), then Tenant may terminate this Lease upon not less than 10 days written notice to Landlord, in which event this Lease shall terminate and the parties hereto shall have no further liability to the other except as specified herein.

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         4. Rent.

            (a) Payment. Commencing on the Commencement Date, Tenant shall timely pay to Landlord all Basic Rent and Additional Rent (collectively, "Rent"), without deduction or set-off, at Landlord's Address or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, and Tenant's Proportionate Share of Operating Costs (in accordance with Section 4(b)), shall be payable monthly in advance. The first monthly installment of Basic Rent and Tenant's Proportionate Share of Operating Costs shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent and Tenant's Proportionate Share of Operating Costs shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall be prorated based on a 365 day year. Tenant shall pay all other sums that Tenant may owe to Landlord or otherwise be required to pay under this Lease other than Basic Rent ("Additional Rent") within thirty (30) days following Tenant's receipt of an invoice setting forth the sums that are due; provided, however, that the parties acknowledge that Tenant shall pay Tenant's Electric and Tenant's Proportionate Share of Operating Costs in accordance with
Section 4(b) hereof. If Landlord, at any time or times, shall accept Rent after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.

            (b) Operating Costs.

                (1) Tenant shall pay an amount equal to Tenant's Proportionate Share of Operating Costs. Landlord shall make a good faith estimate of Tenant's Proportionate Share of Operating Costs for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, in advance, an amount equal to Tenant's Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. Initially, Tenant shall pay Landlord $6.99 per Tenant's Rentable Square Feet per annum as the Expense Estimate. Tenant shall nevertheless be responsible for the actual Tenant's Proportionate Share of Operating Costs regardless of the estimate. Except for snow removal, Landlord shall cap any increase in the Expense Estimate at seven percent (7%) during the initial twelve
         (12) months of occupancy. From time to time (but not more than one time each year), Landlord may re-calculate the Expense Estimate and deliver a copy of the re- calculation to Tenant. Thereafter, the monthly installments of Tenant's Proportionate Share of Operating Costs shall be appropriately adjusted in accordance with the Expense Estimate so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant's Proportionate Share of Operating Costs as calculated by Landlord. Any amounts paid based on the Expense Estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

                "Operating Costs" shall include all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building and the Land, determined in accordance with GAAP, including the following costs: (1) reasonable wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (2) all supplies and

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

         materials used in the operation, maintenance, repair, replacement, and security of the Building; (3) costs for improvements made to the Building which, although capital in nature, are reasonably likely to reduce the normal operating costs (including all utility costs) of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (4) cost of all utilities and services, except for the cost of utilities and services separately billed or metered to any tenants in the Building; (5) insurance expenses; (6) repairs, replacements, and general maintenance of any facility or existing systems of the Building; (7) service or maintenance contracts or costs incurred by Landlord for the operation, maintenance, repair, replacement, or security of the Building (including alarm service, window cleaning, elevator maintenance, landscaping, snow removal, parking lot maintenance and refuse collection); (8) expenses and disbursements that Landlord incurs in connection with the ownership, operation and maintenance of the Park, as set forth in the master deed establishing the condominium in which the Premises are located; (9)Taxes; (10) Management fees (and for as long as the current Landlord owns the Building, not to exceed 5% of the Building's gross Rent); and (11) any other Building expenses noted on Exhibit P. In determining the amount of Base Operating Costs or the Operating Costs for any subsequent year, if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenant(s) at anytime during the applicable year, Operating Costs shall be determined for such year to be an amount equal to the like expenses which would normally be expected to be reasonably incurred had such occupancy been ninety-five percent (95%) throughout such year.

                           Notwithstanding anything set forth contrary,
         Operating Costs shall not include Operating Cost Exclusions, as defined in Exhibit Q hereto.

                           "Taxes" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement.

                           (2) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year (the "Operating Costs Statement"). If the Operating Costs Statement reveals that Tenant paid more than Tenant's Proportionate Share of Operating Costs for the year for which such statement was prepared, then Landlord shall promptly credit or reimburse Tenant for such

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         excess; likewise, if Tenant paid less than Tenant's Proportionate Share of Operating Costs actually due, then Tenant shall promptly pay
         Landlord such deficiency.

                           (3) Landlord agrees to maintain complete records of all Operating Costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with GAAP and shall be retained for a period of two (2) years following the date on which such costs were charged to Tenant. Tenant shall have the right to designate an independent certified public accounting firm to examine, copy and audit such records at all reasonable times (but not more than one time each year), upon ten (10) days advance written notice; provided such audit shall take place during normal business hours at Landlord's office and the results of such audit shall be delivered to Landlord within sixty (60) days following such audit request. Each Operating Costs Statement shall be conclusive and binding upon Tenant unless, within three (3) months after the date Tenant receives such Operating Costs Statement, Tenant shall notify Landlord that it disputes the correctness of the Operating Costs Statement; provided, however, that with respect to the Operating Costs relating to the first twelve (12) Lease Months, Tenant shall have the right to dispute the correctness of such statement within six (6) Lease Months after the date Tenant receives such statement. In connection therewith, Tenant and such accountants (and Tenant's attorneys) shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord and Tenant, whereby such parties agree not to disclose to any third- party any of the information obtained, or conclusions reached, in connection with such review, or that such review was undertaken, unless (and only to the extent) such disclosure is required by law; provided, further, that Tenant and such accountants and attorneys shall not disclose the existence, or nature, of any such litigation unless such disclosure is required pursuant to the provisions of this Lease.

                           If it is determined by such audit that Landlord had overcharged Tenant, Landlord shall promptly credit or refund to Tenant any overpayment. In the event such audit discloses an undercharge of such items as billed to Tenant, Tenant shall pay Landlord the amount of such undercharge within thirty (30) days of completion of such audit.

                  (c) All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the Interest Rate; additionally, Landlord may charge Tenant the Late Charge to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Lease, to the extent they are considered to be interest under applicable federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Premises ("Laws"), exceed the maximum lawful rate of interest.

         5. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply, at its sole cost, with all Laws relating to the use, condition, access to, and occupancy of the Premises. Tenant shall have access to the Premises after Business Hours, so long as Tenant is not generally conducting business from the Premises after Business Hours, subject to the other provisions of this Lease. Landlord, however, reserves the right to reasonably limit or regulate access to the Building during nights and weekends, if required, to insure security of the Building and the Park. If, because of Tenant's or a Tenant Party's acts, the rate of insurance on the

Land, the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, as Additional Rent, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control any assignees or subtenants claiming by, through, or under Tenant or any of their respective agents, contractors, employees and invitees (each a "Tenant Party") so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

            6.    Landlord's Obligations.

                  (a) Services. Landlord shall, subject to Force Majeure, furnish to Tenant, consistent with general office use, the following: (1) reasonably adequate hot and cold water for Tenant's use for ordinary drinking, lavatory and cleaning purposes; (2) heating, ventilation and refrigerated air conditioning system ("HVAC"), as appropriate, during Business Hours, at such temperatures and in such amounts as are set forth on Exhibit D-1; (3) janitorial service, in accordance with the Cleaning Specifications attached as Exhibit G, any areas of the Premises requiring additional cleaning shall be done, at Tenant's sole expense, by Landlord's contractor whose rates shall be competitive with rates of other such contractors in the vicinity of the Building; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-Business Hours and holidays; (5) snow and ice removal for the parking area, sidewalks and driveways of the Building; and (6) electrical current for general office lighting and customary office machines that do not require more than 110-220 volts. Landlord shall maintain the common areas of the Building and the Park in reasonably good order and condition, provided, however, that any damage caused by Tenant or a Tenant Party shall be repaired by Landlord at Tenant's sole cost and expense.

                  (b) Electric. Landlord shall arrange to obtain electric energy to service the fixtures located within the Premises, at Tenant's sole cost, directly from the public utility company furnishing electric service to the Building; provided, however, that Landlord shall pay certain costs associated therewith in accordance with Exhibit D and Tenant shall pay all charges as measured thereby. Such electric energy shall be furnished to Tenant by means of the existing Building panel boards, feeders, risers, wiring and other conductors and equipment. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 220 volts or otherwise exceeding Building capacity without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's reasonable cost, if, in Landlord's reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord, following notice to Tenant and Tenant's failure to remove such machines or equipment within five (5) business days of such notice, may install supplemental air conditioning units or other supplemental equipment in the Premises, and the reasonable cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord as Additional Rent.

                  (c) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages (including consequential damages) caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations hereunder. Notwithstanding the foregoing, if Tenant is precluded from using, and does not use and occupy, the Premises (or a portion thereof) because the Premises are untenantable for a period in excess of fifteen (15) consecutive days after Landlord receives written notice of same from Tenant as a result of the unavailability of such services, then, provided such untenantability did not result from the negligence or willful misconduct of Tenant or any Tenant Party, the Rent (or a pro-rated portion thereof if only a portion of the Premises is untenantable) shall be abated on a per diem basis for the period of time commencing on the sixteenth
(16th) day following receipt of the notice by Landlord until such time as Tenant reoccupies, or is able to reoccupy, the Premises or such portion thereof, as applicable. Notwithstanding the foregoing, the parties acknowledge that Tenant's right under this paragraph shall not be an exclusive remedy of Tenant but Landlord shall not be liable to Tenant for any unavailability of services unless same is solely caused by the intentional acts or gross negligence of Landlord.

            7.    Improvements; Alterations; Repairs; Maintenance.

                  (a) Improvements; Alterations. Improvements or alterations to the Premises shall be installed and/or made at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. Improvements or alterations in or to the Premises which shall cost less than $10,000.00 in the aggregate and which do not affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems, may be made without Landlord's prior written consent. All other improvements or alterations may only be made with Landlord's consent, which shall not be unreasonably withheld or delayed, however, Landlord may withhold its consent, in its sole discretion, to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

                     (b)   Repairs; Maintenance.

                            (1) Tenant shall, at its sole cost, repair and maintain the Premises (including all fixtures, appurtenances and equipment therein but excluding structural repairs and maintenance) in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises, including damage to any painted walls, carpeting, and ceiling tiles; provided, however, that all carpet stains shall be promptly reported to Landlord, who may have the stains cleaned and charge the cost thereof to Tenant as Additional Rent. In addition, Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building and/or the Park caused by Tenant or a Tenant Party. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage or if such repairs or replacements affect the structure of the Building or the Building mechanical systems, then Landlord may, at Landlord's option, make the same and the actual, reasonable costs shall be paid by Tenant. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense. The cost of all repair or replacement work performed by Landlord under this Section 7(b)(1) shall be paid by Tenant to Landlord as Additional Rent.

                           (2) Subject to Tenant's obligations to repair or replace as provided in Section 7(b)(1) above, during the Term, Landlord shall, at its sole expense, perform diligently, promptly and in a good and workmanlike manner, in accordance with all Laws, all maintenance, repairs and replacements to (i) the structural components of the Building, including without limitation the roof deck, exterior walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Building; and (ii) the Building and the Premises caused by the negligence or willful misconduct of Landlord, its agents, independent contractors, representatives or employees. Notwithstanding the foregoing, any maintenance or repair required hereunder that is caused by the negligence or willful misconduct of Tenant or a Tenant Party shall be repaired or replaced by Landlord at Tenant's sole cost and expense.

                  (c) Performance of Work. Except as specifically set forth herein to the contrary, all work, including all repairs, maintenance and replacements, described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord or by contractors and subcontractors selected by Tenant and approved in writing by Landlord. If Tenant is required or permitted to do such work, then Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, on such terms and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws, all non-discriminatory, reasonable requirements established by Landlord, and in a good and workmanlike manner so as not to damage the Building (including the Premises, the structural elements, and the plumbing, electrical lines, or other utility transmission facility). All such work which may affect the Building's HVAC, electrical, plumbing, other mechanical systems, or structural elements must be approved in writing by Landlord and, if required by Landlord, by the Building's engineer of record, at Tenant's expense and, at Landlord's election, such work must be performed by Landlord's usual contractor for work of such type.

                  (d) Construction Liens. Unless otherwise provided by Law, any contract(s) executed by Tenant for alterations, additions or improvements to the Premises which Landlord permits Tenant to do pursuant to this Section 7, whether in the nature of erection, construction, alteration or repair, shall not be deemed to have been authorized by Landlord merely by reason of any consent given by Landlord to Tenant to improve the Premises unless Landlord specifically reviews such contract(s) and consents in writing to such contract(s). Landlord, in granting its consent to Tenant for any such alterations, additions or improvements to the Premises, shall have no obligation to authorize in writing any contract(s) executed by Tenant for such work, it being the intention of the parties that to the extent permitted by the New Jersey Construction Lien Law, N.J.S.A. 2A:44A-1 et seq. or any successor or replacement statute (the "Construction Lien Law") any liens by any contractor, subcontractor or supplier who provides work, services, material or equipment to Tenant pursuant to such contract(s) shall attach only to the leasehold interest of Tenant. Tenant shall pay promptly all persons furnishing work, equipment, services or materials with respect to any work performed by Tenant or its contractor on or about the Premises. In the event any construction or other liens or any other notices of claim, including, without limitation any Notice of

Unpaid Balance and Right to File Lien ("lien"), shall at any time be filed against the Premises, the Land, the Building and/or the Park pursuant to the Construction Lien Law by reason of work, services, equipment or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall immediately notify Landlord of the same and shall cause the same to be discharged by paying the claimant and obtaining a discharge or by filing a surety bond or making a deposit of funds with the Clerk of the Superior Court of New Jersey as provided in N.J.S.A. 2A:44A-31. If Tenant shall fail to cause such lien to be so discharged in compliance with all the provisions of the Construction Lien Law within fifteen (15) business days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due and the amount so paid by Landlord together with interest thereon at three (3%) percent over the Prime Rate and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to the Landlord as Additional Rent on the first day of the next following month, or may, at the Landlord's election, be subtracted from any sums owing to Tenant. Tenant shall provide Landlord with copies of any contracts, subcontracts, and any amendments thereto with respect to any work performed by Tenant or its contractor(s) on or about the Premises within ten (10) days of execution of same. Tenant, without further request, written or oral, is hereby required and agrees to provide Landlord each month during any period work is performed by Tenant or its contractor(s) on or about the Premises with an accurate and full list, verified under oath, of the names and addresses of each contractor, subcontractor, construction manager, design professional, supplier or other persons or entities providing work, services, materials or equipment who may have a right to file a lien pursuant to the Construction Lien Law, which list shall be in compliance with all provisions of the Construction Lien Law. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing contained herein shall be deemed as the consent by Landlord to any liens being placed upon the Premises, the Building, the Land or the Park due to any work performed by or for Tenant.

            8.    Assignment and Subletting.

                  (a) Transfers. Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of a legal or beneficial ownership interest in Tenant so as to result in a change in the control of Tenant as of the Date of this Lease, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (each, a "Transfer"). The parties acknowledge that any assignee or subtenant shall not have the right to any further Transfer of the Premises or this Lease.

                  (b) Consent Standards. Subject to Landlord's right to cancel pursuant to Section 8(e) below, Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is sufficiently creditworthy to meet its obligations pursuant to such transfer, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, and (4) is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space; otherwise, Landlord may withhold its consent in its sole discretion. Notwithstanding the foregoing, Tenant may assign its interest in this Lease to an Affiliate of Tenant or sublet the Premises to an Affiliate of Tenant without Landlord's prior written consent, provided that Tenant promptly notifies Landlord thereof after such assignment or subletting. The term "Affiliate" means any entity which directly controls, is controlled by, or is under common control with Tenant.

                  (c) Request for Consent. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character; and such other documentation and information Landlord reasonably requests. Tenant shall reimburse Landlord immediately upon request for its reasonable attorneys' fees(not to exceed $1,500.00) incurred in connection with considering any request for consent to a Transfer.

                  (d) Conditions to Consent. If Landlord consents to a proposed Transfer which involves an assignment of this Lease, then the proposed assignee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder as of the effective date of the assignment. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

                  (e) Cancellation. Landlord may, within ten (10) days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective by sending a written notice to Tenant ("Landlord's Termination Notice"). If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Upon such cancellation of the Lease as to any portion of the Premises (1) Landlord shall have the right, at Tenant's sole cost and expense, at all times to provide and permit reasonably appropriate means of ingress to and egress from such portion of the Premises, (2) Landlord may, at Tenant's expense, make such alterations as may be reasonably required or reasonably deemed necessary by Landlord to physically separate such space from the balance of the Premises and to comply with any requirements of Law or insurance requirements relating to such separation, and (3) if applicable, Landlord may, at Tenant's expense, make such alterations and improvements in order to install common area public bathrooms, corridors and an elevator so as to convert the floor in which such portion of the Premises is located into a multi-tenanted floor. Notwithstanding anything to the contrary contained above in this subparagraph (e), Tenant shall have the right to rescind Tenant's Intent to Transfer and abrogate Landlord's Termination Notice, if, within ten (10) days of Tenant's receipt of Landlord's Termination Notice, Tenant delivers written notice to Landlord of Tenant's election to rescind because of Tenant's objection to payment of the estimated costs referred to in Landlord's Termination Notice.

                  (f) Additional Compensation. Tenant shall pay to Landlord, within five (5) business days after receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant in connection with a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., tenant improvements, reasonable legal fees and brokerage commissions) over (2) the Rent allocable to the portion of the Premises covered thereby.

                  (g) Joint and Several Liability. Any assignment whether made with, or, if permitted, without Landlord's consent shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume, from and after the effective date of such assignment, the obligations of this Lease on the part of Tenant to be performed or observed. The original named Tenant (and any subsequent permitted assignor of this Lease) covenants that, notwithstanding any assignment or Transfer, whether or not in violation of the provisions of this Lease and notwithstanding the acceptance of any Rent by Landlord from an assignee or any other party, the original named Tenant shall remain fully liable for the payment of Basic Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed. The joint and several liability of Tenant and any immediate or remote successor-in-interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease; provided, however, that in the case of any modification of this Lease which increases the obligations of Tenant, Tenant herein named shall not be liable for any such increase unless it has given its written consent thereto.

            9.    Insurance; Waiver of Subrogation; Indemnity.

                  (a) Insurance. Tenant shall maintain throughout the Term the following insurance policies (the "Policies"):

                           (1) Commercial general liability insurance on an occurrence form, including blanket contractual liability sufficient to cover Tenant's indemnity obligations hereunder, insuring against any and all liability of the Tenant or claims of liability of Tenant arising out of, occasioned by or resulting from any accident or otherwise resulting in or about the Premises, the Building and the Park, in such amounts as are usually carried by entities leasing properties similar to the Premises, but in any event with a combined single limit of not less than $1,000,000.00 for bodily injury and property damage with respect to any one occurrence, which amount shall be increased from time to time to reflect what a reasonably prudent person or entity leasing property similar to the Premises would carry, together with excess/umbrella liability insurance on a "follow form" basis with minimum limits of $5,000,000.00. The commercial general liability policy must include the standard coverages of premises/operations and products/completed operations;

                           (2) Loss or damage by perils customarily included under standard "all risk" policies, covering all perils and contingencies as may be required by the Landlord, including a replacement cost endorsement insuring one hundred percent (100%) of the replacement cost of the Tenant's property, fixtures and improvements, and other property (including property of others) in the Premises, as set forth in the attached Schedule 9-1;

                           (3) For any period during which construction is being performed on the Premises by Tenant, "builder's all risk" coverage policy of fire and hazard insurance (completed value non-reporting form) with respect to the Premises, including vandalism and malicious mischief, in an amount not less than the full replacement cost of the improvements which are the subject of construction, which insurance policy shall contain a replacement cost endorsement. This policy must name Landlord and The Advance Group, Inc. as additional insured;

                           (4) Worker's compensation insurance to the full extent required by New Jersey state law for all employees of the Tenant engaged in any work on or about the Premises with minimum employer's liability limits of $500,000.00/$500,000.00/$500,000.00, and containing a commercially reasonable waiver of subrogation endorsement;

                           (5) Business interruption insurance in an amount equal to one (1) year's loss of gross earnings and the extra expense that could result from the cessation of the business conducted by Tenant at the Premises;

                           (6) Automobile liability insurance with a combined single limit of $1,000,000.00 covering all owned, non-owned and hired vehicles; and

                           (7) Insurance against such other hazards as may be reasonably required by Landlord from time to time and as are customarily insured against with respect to similar leased properties.

Copies of certificates with respect to all Policies, together with evidence of payment of the premium must be furnished to Landlord prior to the Anticipated Commencement Date. If unavailable at such time, Policies may be evidenced by a certificate of insurance, each Policy shall be written and endorsed so as to name Landlord, Landlord's Mortgagee and The Advance Group, Inc. as additional insureds, as their interests may appear. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's Policy. Each Policy shall be written by insurance companies approved to do business in the State of New Jersey having an A.M. Best Company, Inc. rating of A or higher (although Tenant's workman's compensation carrier may have a rating not lower than B++ and a financial size category of VIII or higher. Such insurance coverage may be effected under overall blanket or excess coverage policies of Tenant, except as to general liability insurance, which may be effected under combined single limit. Each Policy shall be written or endorsed so as to provide for commercially reasonable deductibles, although Tenant agrees to indemnify Landlord for claims beginning with the first dollar whenever a deductible applies to a claim requiring Tenant's indemnification. Each Policy shall contain a provision to the effect that such policy shall not lapse or be terminated, canceled, altered or in any way limited in coverage or reduced in amount unless Landlord is notified in writing at least thirty (30) days prior to such lapse, termination, cancellation, alteration, limitation or reduction. Tenant shall pay the premiums for such insurance as the same shall become due and payable. Not later than thirty (30) days prior to the expiration date of any Policy, Tenant shall deliver to Landlord evidence satisfactory to Landlord of the renewal or replacement of such Policy.

                  (b) Waiver of Subrogation. Tenant and Landlord each waive any claim it might have against the other for any injury to or death of any person or damage to or theft, destruction, loss, or loss of use of any property in connection with this Lease or the Premises (each, a "Loss"), to the extent the other party is insured against such Loss under any insurance policy required under the terms hereof (inclusive of any self-insurance and/or deductible amounts), regardless of whether the negligence of such party caused the Loss. Tenant and Landlord shall each cause its property insurance carriers to endorse all such policies waiving the carrier's rights of recovery under subrogation or otherwise against the other.

                  (c) Indemnity. Subject to Section 9(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (and not solely caused by the willful acts or gross negligence of Landlord or its agents), including reasonable attorneys' fees arising from (1) Tenant's use and occupancy of the Premises, the Building and/or the Park, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Park, or (2) any breach or default by Tenant of any of Tenant's obligations under this Lease, and/or (3) any act or omission of Tenant or any Tenant Party. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel reasonably satisfactory to Landlord.

                  (d) Landlord's Insurance. Landlord shall maintain throughout the Term insurance policies in accordance with the insurance certificate attached hereto as Exhibit R.

         10. Subordination and Non-Disturbance; Attornment; Notice to Landlord's Mortgagee.

                  (a) Subordination and Non-Disturbance. This Lease shall be subordinate to any mortgage or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Building, and also to all renewals, modifications, consolidations and extensions of such underlying mortgage, security instrument, ground lease, master lease or primary lease. Landlord agrees to use reasonable commercial efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement for the benefit of Tenant and Landlord's Mortgagee on the customary form of Landlord's Mortgagee. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may be desired by Landlord's Mortgagee or by a lessor, licensor or party to any agreement under any such underlying ground lease, master lease, or primary lease. Tenant hereby appoints Landlord its attorney-in-fact, irrevocably, to execute and deliver any such instrument on behalf of Tenant. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, master lease, or primary lease or other interest in the Premises by so notifying Tenant in writing.

                  (b) Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                  (c) Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant in writing, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

                  (d) Landlord's Mortgagee's Protection Provisions. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any Rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such Rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

         11. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit H; provided, however, that to the extent any rule and/or regulation conflicts with the terms of this Lease, the terms of this Lease shall control. Landlord may, from time to time, reasonably amend such rules and regulations for the safety, care, or cleanliness of the Building, the Park and related facilities, provided that such changes are in writing, are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises, and Tenant receives a copy of such rules and regulations at least ten

(10) business days before they become effective. Tenant shall be responsible for the compliance with such rules and regulations by Tenant and each Tenant Party. Landlord covenants that any enforcement of the rules and regulations by Landlord shall be in a non-discriminatory manner.

            12.1  Condemnation.

                  (a) Total Taking. If the entire Building or the entire Premises shall be acquired or condemned for any public or quasi-public purpose (a "Taking"), this Lease shall terminate and the Term shall end as of the date of the vesting of title with the same effect as if such date were the Expiration Date, and Rent shall be prorated as of such date.

                  (b) Partial Taking. If only a part of the Building or the Premises shall be subject to a Taking then, except as hereinafter provided in this Paragraph 12, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the Rent and Tenant's Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

                  (c) Landlord's Termination Right. Whether or not the Premises are affected, Landlord may give to Tenant, within sixty (60) days following the date upon which Landlord receives notice that all or a portion of the Building or the Premises has been acquired or condemned, a notice of termination of this Lease as of a date set forth therein, which date shall not be earlier than the thirtieth (30th) day following delivery of such notice of termination.

                  (d) Tenant's Termination Right. If part of the Premises is acquired or condemned and such taking will result in undue hardship or material interference, in Tenant's judgment reasonably exercised, in the conduct of Tenant's business operations in the Premises, or if, by reason of the Taking, Tenant no longer has reasonable means of access to the Premises and Landlord fails to provide an alternate means of access within thirty (30) days from such Taking, Tenant may terminate this Lease by notice to Landlord given not less than thirty-one (31) nor more than sixty (60) days following the date of such Taking. If Tenant so notifies Landlord, this Lease shall terminate and the Term shall end and expire upon the thirtieth (30th) day following the giving of such notice. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section 12.1, Landlord, at Landlord's expense, subject to receipt of sufficient proceeds from the Mortgagee and/or the condemning authority, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit; provided, however, that Landlord shall have no obligation to repair, restore or replace trade fixtures, furniture, or other Tenant property or to repair, replace or restore alterations or improvements in the Premises which exceed the existing building standard as of the Commencement Date, or to repair, replace or restore alterations or improvements in the Premises to the extent the cost of same exceeds the cost to repair, replace or restore the leasehold improvements existing on the Commencement Date.

                  (e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Paragraph 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

         12.2. Awards. Upon any Taking of all or any part of the Building, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, or any leasehold improvements; and Tenant hereby assigns to Landlord all of its rights in and to such award. Nothing contained in this Paragraph 12.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's property included in such Taking for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

         12.3. Temporary Taking. If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay Rent without reduction or abatement and to perform its other obligations under this Lease except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment for such use, which shall be received and held in trust for the benefit of Landlord and applied by Tenant as a trust fund for payment of the Rent falling due.

         13.    Fire or Other Casualty.

                  13.1 Restoration. If all or any portion of the Premises is damaged by fire or other insured casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord, and the damage shall be repaired by Landlord, at its expense, subject to receipt of sufficient insurance proceeds from the Landlord's Mortgagee and/or the insurer, to substantially the condition of the Premises on the date of such casualty, but Landlord shall have no obligation to repair, replace or restore (i) trade fixtures, furniture or other Tenant's property, or
(ii) any alterations or improvements, including leasehold improvements, to the Premises which exceed the existing building standard as of the date of such casualty. Until such time as the restoration of the Premises is substantially completed, or would have been substantially completed but for a delay caused by Tenant, Rent shall be reduced in the proportion by which the rentable square footage of the part of the Premises which is not useable (or accessible) and is not used by Tenant bears to the total rentable square footage of the Premises.

                  13.2. Landlord's Termination Right. Notwithstanding anything to the contrary contained in Section 13.1, if the Premises are totally damaged and are thereby rendered untenantable, or if the Building shall be so damaged that in Landlord's opinion, either Tenant is deprived of reasonable access to the Premises or substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then in either of such events, Landlord may, not later than sixty (60) days following the date of damage, give Tenant a written notice terminating this Lease. If this Lease is so terminated (i) the Term shall expire and the Tenant shall vacate the Premises and surrender the same to Landlord no later than the date set forth in the Notice, which date shall be not less than sixty (60) days after such notice is given, (ii) Tenant's liability for Rent shall cease as of the date of the damage, (iii) any prepaid Rent for any period after the date of the damage shall be promptly refunded by Landlord to Tenant, and (iv) Landlord shall collect and retain the insurance proceeds of policies obtained by Landlord providing coverage for damage to all or any part of the Real Property.

                  13.3. Tenant's Termination Right. If the Premises are totally damaged and are thereby rendered untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, or if the Premises are partially damaged and rendered partially untenantable so that undue hardship or material interference, in Tenant's judgment reasonably exercised, is caused in the conduct of Tenant's business operations in the Premises, Landlord shall, within sixty (60) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice ("Restoration Notice") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises shall be substantially completed. If the Restoration Notice estimates that the restoration shall not be substantially completed on or before a date ("Landlord's Restoration Date") which shall be two hundred and ten (210) days following the date of such damage, subject to extension by reason of force majeure, then Tenant shall have the right to terminate this Lease by giving written notice ("Termination Notice") to Landlord not later than twenty (20) days following Tenant's receipt of the Restoration Notice. If Tenant delivers to Landlord a Termination Notice, this Lease shall be deemed to have terminated as of the date therefor set forth in the Termination Notice, which date shall not be later than the sixtieth (60th) day following delivery of the Termination Notice, as if such date was the Expiration Date, and Rent shall be apportioned and shall be paid or refunded, as the case may be, up to and including the date of such termination. If Tenant shall not have given the Termination Notice pursuant to this Section 13.3, and Landlord shall fail to substantially complete the restoration of the Premises in accordance with the provisions hereof (or the Building to the extent necessary to provide Tenant with access to the Premises) on or before Landlord's Restoration Date, subject to extension by reason of force majeure, then Tenant shall have the right to terminate this Lease by delivery to Landlord of a Termination Notice not later than twenty (20) days following Landlord's Restoration Date (as such date may be extended by reason of force majeure).

                  13.4. Inability to Collect. Notwithstanding any of the foregoing provisions of this Paragraph 13, if Landlord or Landlord's Mortgagee shall be unable to collect all of the rent insurance proceeds equal to the reduction in Rent resulting from damage or destruction of the Premises or the Building solely by reason of any action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent and, if an Event of Default of a monetary nature has occurred, Landlord shall have no obligation to restore the Premises.

            14.   Environmental Compliance.

                  (a) (1) Unless otherwise specified herein, the following terms used in this Section 14 shall have the following meanings:

                           "DEP": New Jersey Department of Environmental Protection and any successor agency.

                           "Environmental Laws": All present and future federal, state or local laws, codes, ordinances, rules, regulations and other requirements as the same, from time to time, may be amended, which relate to the human health or safety concerns or to the environment, including those applicable to the storage, treatment, disposal, handling and release of any Hazardous Substances or Wastes.

                           "Environmental Claim": Any complaint, order, directive, claim, action, investigation, lawsuit, demand, citation, notice, proceeding or lien, or threatened complaint, order, directive, claim, action, investigation, lawsuit, demand, citation, notice, proceeding or lien, by a federal, state or local governmental entity involving Environmental Laws which arise from Tenant's actions or omissions at the Premises and/or the business conducted by Tenant therein.

                           "Environmental Condition": Any emission, spill, discharge, contamination or threatened contamination of any kind or nature whatsoever at, on or from the Premises or affecting systems servicing the Premises which arises from Tenant's actions or omissions at the Premises and which may violate any Environmental Law, including, without limitation, the presence of Hazardous Substances or Wastes.

                           "Hazardous Substances or Wastes": Any toxic substance, hazardous substance, contaminant, waste, pollutant or other similar product or substance that may pose a threat to the environment or human health safety, as defined in Environmental Laws.

                           (2) At all times during the Term, Tenant, at its sole expense, shall fulfill, observe and comply with, and keep the Premises in compliance with any and all Environmental Laws. Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose or otherwise permit to be present on or about the Premises any Hazardous Substances, except in de minimus quantities for ordinary cleaning or office purposes.

                           (3) If Tenant receives any notice of the occurrence or existence of an Environmental Condition and/or Environmental Claim, then Tenant shall give immediate notice of same to Landlord.

                           (4) If Tenant fails to comply with the requirements of this Section 14, including without limitation the requirements of
         Section 14(a)(3), Landlord shall, after first giving Tenant at least twenty (20) days prior written notice, have the option, but shall not be obligated, to exercise any of its rights as provided in this Lease and Landlord or its representatives may enter onto the Premises and take any actions Landlord deems reasonably necessary or advisable to investigate, clean up, remove, resolve or minimize the impact of, or otherwise address, an Environmental Condition, and/or Environmental Claim upon Landlord's receipt of notice from any person, entity or other source of same. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights shall be paid by Tenant as Additional Rent.

                           (5) Without limitation upon any other event which may constitute a default on the part of Tenant under this Lease, the occurrence of any of the following events shall constitute a default on the part of Tenant under this Lease, entitling Landlord to all of the rights and remedies provided therefor:

                                    (A) If Tenant fails or refuses to provide
                  Landlord with prompt notice of an Environmental Condition and/or Environmental Claim of which Tenant is or should be aware.

                                    (B) If any person or entity asserts or
                  creates a lien upon the Building, Park and/or the Premises or any portion thereof by reason of the occurrence of an Environmental Condition and/or Environmental Claim resulting solely or partly as a result of the act or omission of Tenant;

         provided, however, the occurrence of an Environmental Claim shall not constitute an Event of Default if, within five (5) days of the occurrence giving rise to the Environmental Claim: (1) Tenant has commenced and is diligently pursuing either: (a) a cure or correction of the event which constitutes the basis for the Environmental Claim and continues diligently to pursue such cure or correction to completion; or (b) legal proceedings preventing such governmental entity or entities from asserting such Environmental Claim; and (2) Tenant has posted a bond, letter of credit, or other security reasonably satisfactory in form, substance and amount to Landlord to secure the proper and complete cure or correction of the event which constitutes the basis for the Environmental Claim.

                           (6) Upon reasonable prior notice, Tenant shall permit any representatives of Landlord (including agents, servants, employees, legal counsel, environmental consultants and engineers) access during normal business hours, or during other hours either by agreement of the parties or in the event of any emergency related to Environmental Laws, to: (A) permit any of such parties to examine, audit, copy or make extracts from, any and all books, records and documents in possession of Tenant, its agents, representatives, environmental consultants, or independent contractors relating to Tenant's compliance with Environmental Laws; (B) inspect the Premises, and/or (C) perform any work at the Premises to assure that the Premises are in compliance with all Environmental Laws and to take reasonable precautions, to the extent practicable, not to interfere with Tenant's operations at the Premises.

                           (7) In the event that either the SIC number or the operations and processes undertaken by Tenant or any occupant of the Premises are to change, Tenant shall provide not less than ten (10) days notice to Landlord prior to implementing such change.

                           (8) At no expense to the Landlord, Tenant promptly shall provide all information requested by Landlord or any federal, state or local governmental entity regarding any Environmental Laws and promptly shall sign such affidavits and submissions when requested to do so by Landlord or any federal, state or local governmental entity. In the event an affidavit or submission is inaccurate or incomplete, Tenant shall cooperate and provide such information so that it can be made accurate and complete, at which time Tenant promptly shall sign same.

                           (9) As a condition precedent to any Transfer by Tenant, Tenant, at Tenant's own expense, shall comply with Section 14(b) hereof and fulfill all of Tenant's obligations under Section 14(a) hereof, in addition to complying with all other requirements of this Lease.

                  (b) (1) Without limitation upon any of Tenant's obligations pursuant to Section 14(a), Tenant, at its sole cost and expense, shall comply with the Industrial Site Recovery Act, N.J.S.A. 13:K-6 et seq. ("ISRA") as applicable to Tenant, the Premises and/or the business conducted therein, including but not limited to, making all submissions and providing all information to the DEP and otherwise complying with all requirements of ISRA.

                           (2) Should Tenant's operations at the Premises not be subject to ISRA, Tenant, at is sole cost and expense, shall obtain a letter of non-applicability or de minimus quantity exemption from the DEP within thirty (30) days of the expiration or earlier termination of the Term and promptly shall provide Tenant's submission and the DEP's response thereto.

                           (3) Tenant represents and warrants to Landlord that Tenant intends to use the Premises for the Permitted Use, and that Tenant's use of the Premises shall be restricted to the SIC number set forth in the Lease Summary unless Tenant obtains Landlord's prior written consent to any change, which consent may be unreasonably withheld in Landlord's sole discretion.

                  (c) Tenant agrees that each and every provision of this
Section 14 shall survive the expiration or earlier termination of the Term of this Lease, regardless of the reason for such termination, it being agreed and acknowledged that Landlord would not have entered into this Lease but for the provisions of this Section 14 and the survival thereof. Tenant's failure to abide by the terms of this Section 14 shall be restrainable by injunction.

         15. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord as Additional Rent, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; provided, however, Landlord shall not pay such amount if Tenant promptly notifies Landlord in writing that it will contest the validity or amount of such taxes before Landlord makes such payment, and (i) thereafter diligently proceeds with such contest in accordance with law, (ii) the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord, and
(iii) Tenant deposits cash security with Landlord in an amount reasonably determined by Landlord.

         16. Default.

                  (a) Each of the following occurrences shall be an "Event of Default":

                           (1) Tenant's failure to pay Rent on the date that the same is due;

                           (2) Tenant (A) abandons or vacates the Premises or any substantial portion thereof for more than thirty (30) days or (B) fails to continuously operate its business in the Premises;

                           (3) Tenant fails to comply with the Permitted Use set forth herein and the continuance of such failure for a period of five
         (5) days after Landlord has delivered to Tenant written notice thereof;

                           (4) Tenant fails to provide any estoppel certificate within the time period required under Section 23(e) hereof and such failure shall continue for five (5) days after written notice thereof from Landlord to Tenant;

                           (5) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty
         (30)) days after Landlord has delivered to Tenant written notice thereof, or, if such default cannot reasonably be cured within thirty
         (30) days, Tenant's failure to commence cure within that thirty (30) day period and diligently prosecute to completion;

                           (6) A Transfer in violation of the provisions of this Lease;

                           (7) Tenant's failure to maintain insurance in accordance with the provisions of this Lease; and

                           (8) The filing of a petition by or against Tenant or Guarantor (A) in any bankruptcy or other insolvency proceeding; (B) seeking any relief under any state or federal debtor relief law; (C) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (D) for the reorganization or modification of Tenant's capital structure; provided, however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after the filing thereof.

                  (b) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                           (1) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of
         (A) all Rent accrued hereunder through the date of termination, (B) all amounts due from time to time under Section 17(a), and (C) an amount equal to (x) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate as published on the date this Lease is terminated minus (y) the then net present fair rental value of the Premises after deducting all costs which will reasonably be incurred by Landlord in reletting the Premises including, without limitation, tenant improvement costs, brokerage commissions, loss of rents during vacancies, rent concessions and reasonable attorneys' and architects' fees for such period, similarly discounted;

                           (2) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all Rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 17(a) hereof, and (C) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the

         Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs reasonably incurred by Landlord in reletting the Premises, including tenant improvement costs, brokerage commissions, loss of rents during vacancy, rent concessions and attorneys', architects' and engineers' fees. Landlord shall use good faith efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); provided, however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or the other buildings in the Park. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term;

                           (3) Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under Section 16(b)(2). If Landlord elects to proceed under Section 16(b)(2) hereof, it may at any time thereafter elect to terminate this Lease under Section 16(b)(1);

                           (4) Tenant hereby waives all right of redemption to which Tenant or any person under Tenant might be entitled by any law now or hereinafter in force.

         17. Payment by Tenant; Non-Waiver.

                  (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property,
(3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant prorated over the remaining portion of the Term, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), prorated over the remaining portion of the Term, (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default, in addition to the unamortized portion of the Construction Allowance and any brokerage commissions paid by Landlord in connection with this Lease. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the State of New Jersey shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

                  (b) No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

         18. Surrender of Premises. No act or omission by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Substances placed on the Premises during the Term or during Tenant's occupancy of the Premises, if longer, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 12 and 13 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may, prior to the end of the Term, remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord permits such removal). Additionally, at Landlord's option, Tenant shall, prior to the end of the Term, remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvements to the Premises unless Landlord has notified Tenant of Landlord's request to remove same at the time Landlord approves the plans for addition or improvements. Tenant shall repair all damage caused by any removal prior to the expiration or sooner termination of this Lease. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure. The provisions of this Section 18 shall survive the end of the Term.

         19. Holding Over. If Tenant fails to vacate the Premises at the expiration or earlier termination of the Term, then Tenant shall be a tenant from month to month and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Additional Rent, Basic Rent equal to one hundred fifty percent (150%) of the Basic Rent in effect as of the Lease Month immediately preceding such expiration or earlier termination, which shall be payable in advance on the first day of each month. The provisions of this Section 19 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

         20. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's use, occupancy and quiet enjoyment of the Premises, Landlord shall have the following rights:

                  (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable advance notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

                  (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Business Hours and on weekends and holidays, subject, however, to Tenant's right to enter when the Building is closed after Business Hours under such reasonable regulations as Landlord may prescribe from time to time; and

                  (c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, tenants.

         21. Intentionally Omitted.

         22. Parking. Tenant shall have the non-exclusive right to use, without charge, the Tenant Parking Spaces in the parking area associated with the Building which is more particularly described on Exhibit A attached hereto (the "Parking Area") during the Term subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Landlord shall have no liability on account of any damage or loss to any vehicle or its contents located in the Parking Area, regardless of cause, except for Landlord's willful misconduct or gross negligence, and Tenant hereby agrees to indemnify, hold harmless and defend Landlord from and against any and all causes, claims, suits, damages, and expenses (including reasonable attorneys' fees) arising from the use of the Parking Area by Tenant or any Tenant Party. In the event Landlord provides designated parking spaces to another tenant at the Building, Landlord agrees to provide Tenant with some (but not pro-rated) designated parking spaces but Landlord shall not be required to enforce any exclusivity thereof.

         23. Security Deposit

                  (a) Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default. Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within thirty (30) days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

                  (b) Tenant shall have the right to deliver to Landlord an unconditional, irrevocable commercial letter of credit ("Letter of Credit") in substitution for the cash Security Deposit. The Letter of Credit shall be (a) in form and substance satisfactory to Landlord; (b) in the amount set forth in the Lease Summary; (c) issued by First Union National Bank (or its successor that meets the criteria set forth in this Subsection 23(b)) in a New York, New York metropolitan area or northern New Jersey federally insured branch (i) organized under the laws of the United States of America or any state thereof; (ii) doing business in the United States of America; (iii) subject to state or federal banking regulatory authorities; (iv) having a combined capital, surplus and undivided profits (less any undivided losses) of not less than five hundred million dollars ($500,000,000.00); and (v) having a commercial paper rating of A-1 (or the equivalent) from Standard & Poor's Corporation or P-1 (or the equivalent) from Moody's Investors Service, Inc. and otherwise reasonably acceptable to Landlord (collectively "Bank Criteria"); (d) payable in full or partial draws upon presentation of the Letter of Credit to the issuer together with a letter on Landlord's letterhead stating that Landlord is entitled to the Letter of Credit proceeds; (e) made expressly transferable and assignable to the Landlord from time to time of the Building, the holder or trustee, as applicable, under any mortgage, and any receiver of such Landlord (it being agreed that the Letter of Credit shall be delivered only to any of such persons or entities); and include an "evergreen" provision which provides that the Letter of Credit shall be automatically renewed on an annual basis unless the issuer delivers thirty (30) days prior written notice of cancellation to Landlord, such that the Letter of Credit remains in effect through the sixtieth
(60th) day after the expiration of the Lease Term and Renewal Term, if applicable. Landlord shall be permitted to draw upon the Letter of Credit and apply all or a portion of the proceeds thereof necessary to compensate Landlord for any matter to which the Security Deposit is permitted to be applied hereunder, and to retain the remaining proceeds thereof for the remainder of the Lease Term and Renewal Term, as applicable, as a cash Security Deposit. Within three (3) days after written notice of Landlord's use of all or a portion of the proceeds of the Letter of Credit, Tenant shall deposit with Landlord cash in an amount sufficient to replace the funds so used by Landlord and the entire Security Deposit shall thereafter be held by Landlord in cash. Landlord also shall have the right to draw upon the Letter of Credit in any of the following circumstances, without any further notice of any kind except as expressly specified in this Subsection 23(b): (i) if Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this subsection (from a financial institution other than the issuer, or successor thereto, of the then-current Letter of Credit) within ten (10) days after demand by Landlord after the financial condition of the issuing bank (or the successor thereto) is reduced below a rating of the Bank Criteria or (ii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Subsection 23(b) at least twenty-five (25) days prior to the expiration of the then-current Letter of Credit. Landlord shall not be required to pay any interest on any proceeds drawn under the Letter of Credit or to maintain any such proceeds in a separate account. Within sixty (60) days after the later of (i) the expiration of the Term or Renewal Term, as applicable, of this Lease or (ii) Tenant's vacating the Leased Premises (and not then being in default hereunder), Landlord shall return the Letter of Credit and all proceeds thereof being held by Landlord (less such portions thereof as Landlord may have used to satisfy Tenant's obligations or liabilities to Landlord and less such other sums as Landlord reasonably expects to be due from Tenant). Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages and not injunctive or other equitable relief shall be Tenant's sole remedy in the event Tenant disputes Landlord's claim to any such amounts. Neither the cash Security Deposit nor any drawing under the Letter of Credit shall be deemed to be liquidated damages in the event of a breach by Tenant of this Lease.

         24. Miscellaneous.

                  (a) Landlord Transfer. Landlord may sell its interest in the Building and/or transfer or assign any of its rights under this Lease. If Landlord sells its interest in the Building or assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of the sale or transfer, provided, solely with respect to an assignment of this Lease, that the assignee assumes Landlord's obligations hereunder in writing.

                  (b) Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency.

                  (c) Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                  (d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the Broker, whose commission shall be paid by Landlord, pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

                  (e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant shall be substantially similar to the form attached hereto as Exhibit I.

                  (f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, (2) hand delivered with confirmatory receipt, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder, and addressed to the parties hereto at the addresses specified in the Lease Summary. All notices shall be effective upon delivery to the address of the addressee; provided, however, that the date of any refusal by a party to accept delivery of a notice shall be deemed to be the effective date of such notice. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                  (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                  (h) Amendments and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant and their permitted successor and assigns and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                  (i) Quiet Enjoyment. Provided Tenant has performed all of its material obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without material hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

                  (j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                  (k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and neither party shall have any rights under this Lease unless and until it is executed and delivered to both parties.

                  (l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

                  (m) Waiver of Jury Trial.  TO THE MAXIMUM EXTENT
PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE.

                  (n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  (o) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

                  (p) Financial Reports. Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent financial statements, audited, if available (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) prepared by an independent certified public accountant or, if unavailable, Tenant's internally prepared financial statements certified as true and complete by Tenant's chief financial officer. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except
(1) to Landlord's Mortgagee or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section more than once in any twelve (12) month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building, or an Event of Default occurs.

                  (q) Landlord's Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. Notwithstanding the foregoing, fees related to a proposed Transfer are governed by Section 8.

                  (r) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building and/or the Land, for the installation and operation of telecommunications systems including voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building and/or the Land to any other location without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (s) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

                  (t) Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

                  (u) Definitions. (1) "Including", means including, without limitation; (2) "Lease Month" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term, and the monthly Basic Rent rate applicable for such partial month shall be apportioned as provided in Section 4(a) of the Lease); (3) "Tangible Net Worth" shall mean the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises; and (4) "Prime Rate" shall mean the prime rate as published by The Wall Street Journal, Northeast Edition, in its listing of "Money Rates".

         25. Other Provisions.

                  (a) LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

                  (b) Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Premises at any time upon not less than thirty
(30) days' notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant. If Landlord discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by Landlord at Tenant's expense. There shall be no discontinuance of the furnishing of electric current to the Premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building, so that there is no interruption in the continuity of electric service.

         (d) Electric Service Provider.

                        (1) Landlord Controls Selection. Landlord has advised Tenant that presently PSE&G ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternative Service Provider") or continue to contract for service from the Electric Service Provider.

                        (2) Tenant Shall Give Landlord Access. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternative Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises, as long as Tenant receives reasonable prior notice, other than in an emergency.

                        (3) Landlord Not Responsible for Interruption of Service. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under the Lease.

                  Dated as of the date first above written.


         TENANT:                    eRESEARCHTECHNOLOGY, INC.
                                    a Delaware corporation


                                    By: /s/ Bruce Johnson
                                        ----------------------------------------
                                    Name:  Bruce Johnson
                                    Title: Sr. Vice President & CFO

         LANDLORD:                  ADVANCE/GLB 2 L.L.C., a New Jersey
                                    limited liability company

                                    By:  Glenborough Properties, L.P., its sole
                                         member

                                    By:  Glenborough Realty Trust
                                         Incorporated, its General Partner


                                    By: /s/ Andrew Batinovich
                                        ----------------------------------------
                                    Name:  Andrew Batinovich
                                    Title: President & COO

                                    EXHIBIT A

                                PLAN OF PREMISES

                               [GRAPHIC OMITTED]

                                    EXHIBIT B


                      DESCRIPTION OF LAND AND/OR SITE PLAN

                               [GRAPHIC OMITTED]

                                    EXHIBIT C


                                 RENEWAL OPTION

                  Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for the Renewal Term, by delivering written notice of the exercise thereof to Landlord nine (9) months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "Prevailing Rental Rate") at the commencement of such extended Term, for renewals of space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account; provided, however, that in no event shall the Prevailing Rental Rate be less than the rental rate in effect during the last year of the Term.

                  The Renewal Term shall be upon the same terms, covenants and conditions of this Lease as shall be in effect immediately prior to the renewal, except that:

                           (a) Basic Rent shall be adjusted to the Prevailing
                  Rental Rate;

                           (b) Landlord will establish a new Expense Estimate
                  which shall be effective as of the first day of the Renewal Term;

                           (c) Tenant shall have no further renewal option
                  unless expressly granted by Landlord in writing; and

                           (d) Landlord shall lease to Tenant the Premises in
                  their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

                  For the purposes of determining the Prevailing Rental Rate, the following procedures shall apply:

                  (i) Landlord shall give Tenant notice (the "Rent Notice") not later than one hundred eighty (180) days prior to the commencement of the Renewal Term, which Rent Notice shall set forth Landlord's determination of the Prevailing Rental Rate ("Landlord's Determination");

                  (ii) Tenant shall give Landlord notice ("Tenant's Notice"), within thirty (30) days after delivery of the Rent Notice, stating whether Tenant accepts or disputes the Landlord's Determination or whether Tenant desires to terminate its exercise of the Renewal Option. If Tenant's Notice accepts Landlord's Determination or Tenant fails or refuses to give Tenant's Notice, Tenant shall be deemed to have accepted Landlord's Determination. If Tenant's Notice disputes Landlord's Determination, Tenant's Notice shall specify Tenant's determination of the Prevailing Rental Rate ("Tenant's Determination") as determined by an independent real estate appraiser;

                  (iii) Landlord shall give Tenant notice ("Landlord's Notice"), within twenty (20) days after delivery of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord's Notice accepts Tenant's Determination or if Landlord fails or refuses to give Landlord's Notice, Landlord shall be deemed to have accepted Tenant's Determination. If Landlord's Notice disputes Tenant's Determination, Landlord shall deliver to Tenant, within thirty (30) days after receipt of Tenant's Notice, Landlord's determination of the Prevailing Rental Rate ("Landlord's Second Determination"), as determined by an independent real estate appraiser. If Landlord's Second Determination exceeds Tenant's Determination by ten percent (10%) or less, the Basic Rent shall be the average of Landlord's Second Determination and Tenant's Determination. If Landlord's Second Determination exceeds Tenant's Determination by more than ten percent (10%), Landlord or Tenant shall apply to the American Arbitration Association (or any successor organization) to designate a third independent real estate appraiser (the "Third Appraiser") in accordance with the then-prevailing rules, regulations and/or procedures of the American Arbitration Association, and if the American Arbitration Association (or any successor organization) shall be unable or unwilling to designate the Third Appraiser, then either party may commence a legal proceeding to have the Third Appraiser appointed.

                  (iv) The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Landlord's Second Determination or Tenant's Determination, and such choice shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses in connection with any arbitration hereunder, including the expenses and fees of any appraiser selected by it in accordance with the terms hereof. The unsuccessful party shall bear the costs and expenses of the Third Appraiser. Any appraiser appointed hereunder shall be an independent real estate appraiser with at least ten (10) years experience in leasing and valuation of properties which are similar in character to the Building. The appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

                  (v) If the final determination of the Prevailing Rental Rate shall not be made on or before the first day of the Renewal Term, pending such final determination, Tenant shall continue to pay, as the Basic Rent for the Renewal Term, an amount equal to Landlord's Determination (or, if Landlord shall have given Landlord's Second Determination, Landlord's Second Determination), which amount shall in all events be in addition to all Additional Rent payable under the terms of this Lease. If, based upon the final determination hereunder of the Basic Rent, the payments made by Tenant on account of Basic Rent for such portion of the Renewal Term were greater than the Basic Rent payable for the Renewal Term, the amount of such excess shall be refunded by Landlord to Tenant within ten (10) business days following the final determination of Basic Rent.

                  (vi) Landlord and Tenant shall promptly execute an amendment to this Lease evidencing any extension of the Term pursuant to this Exhibit, but no such amendment shall be necessary in order to make the provisions of this Exhibit effective.

         Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof, (4) Landlord determines, in its sole but reasonable discretion, that Tenant's financial condition or creditworthiness has materially deteriorated since the Date of this Lease, or
(5) an Event of Default exists at the time of exercise of the option or on the date the renewal term would commence.

                                    EXHIBIT D


                               TENANT WORK LETTER

                  1. Landlord shall provide, at its sole cost and expense and as its sole and exclusive contribution to the development of the Premises, the Landlord's Work, which shall include only the following items:

                           (a) Interior core improvements, including first floor main lobby, men's and women's toilet rooms, telephone closets, electrical closets, janitorial closets and core walls, on all floors.
                           (b) Base building HVAC system, pursuant to Exhibit D-1, Section 12(a), including vertical duct to all floors.
                           (c) Radiant heat system around the perimeter of each floor.
                           (d)    Sprinkler system with heads turned up.
                           (e)    Base building electrical system and
                                  emergency lighting to all core areas.
                           (f) Tenant's electric meter in the first (1st) floor electric closet.
                           (g)    Insulated exterior walls with studs in place.
                           (h) For divided-floor tenancies, all walls separating the Premises from other tenant space. Landlord shall be responsible for only one-half (1/2) of any demising wall to be constructed by Tenant.

                           Except as set forth in this Exhibit, Tenant accepts
the Premises in their "AS-IS" condition on the date that this Lease is entered into. It is understood that the plans for the Landlord's Work may be modified for unavailable materials, code and building official compliance requirements, field conditions and/or other reasonable conditions, at the reasonable discretion of Landlord.

                           It is understood that the plans for the Landlord's
Work may be modified for unavailable materials, code and building official compliance requirements, field conditions and/or other reasonable conditions, at the reasonable discretion of Landlord.

                  2. As used herein, "Construction Documents" shall mean the final construction documents to be approved by Landlord and Tenant, as amended from time to time by any approved change orders, executed by Landlord and Tenant, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Construction Documents, together with any work required by governmental authorities to be made to other areas of the Building solely as a result of the Work. Landlord's approval of the Construction Documents shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be a consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Construction Documents to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord and Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan of all the changes as constructed. After the Construction Documents have been approved, Landlord shall cause the Work to be performed in accordance with the Construction Documents.

                  If so requested by Tenant in writing, Landlord shall require the contractor to seek at least three (3) bids from each of the major trades to complete the Work based on the Construction Documents.

                  3. Landlord shall have the Construction Manager (as hereinafter defined) prepare the Total Project Cost of the Work (as hereinafter defined). Tenant shall notify Landlord whether it approves of the Total Project Cost within three (3) business days after the submission thereof. If Tenant fails to notify Landlord that it disapproves of the Total Project Cost within such time period, then Tenant shall be deemed to have approved the Total Project Cost. If Tenant notifies Landlord that it disapproves the Total Project Cost within such time period, Tenant and Landlord shall, within five (5) business days thereafter, value engineer the Total Project Cost. This process shall continue until the Total Project Cost has been finally approved by Tenant; provided, however, that the parties understand and agree that in the event the Total Project Cost is not finally approved on or before sixty (60) days after Lease execution, each such day beyond that date that the Budget is not finally approved shall be deemed a Tenant Delay Day, and shall be subject to the provisions of Paragraph 5 hereof.

                  4. Landlord shall retain the services of Advance Construction, Inc. ("Construction Manager"), as Construction Manager, to complete the Work as identified on the Construction Documents and the Landlord's Work. The terms of the construction contract between Landlord and Construction Manager shall be as agreed by Landlord and Tenant. The terms shall include an eight percent (8%) Construction Manager's fee which shall include Construction Manager's corporate overhead and profit. The project's general conditions shall be in addition to an eight percent (8%) fee and will include costs for the project manager, supervision, temporary utilities, clean-up and all other costs associated with the Work.

                  5. Except for any such delay governed by the provisions of
Section 24(c) of the Lease, if a delay in the performance of the Work occurs because (a) of any change by Tenant to the Construction Documents other than any change that is required as a result of Landlord's failure to design the Building in compliance with applicable law unless the non-compliance occurs as a result of Tenant's acts or omissions, (b) of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, (c) of unanticipated building code issues arising solely from the Construction Documents, (d) Tenant fails to comply with the time schedules set forth herein, or (e) Tenant or Tenant's agents otherwise delays completion of the Work (any of the foregoing being a "Tenant Delay"), then, provided Landlord has given Tenant prior notice of such event, and Tenant does not promptly cure, notwithstanding any provision to the contrary in this Lease (each day of delay caused by any such event shall be a "Tenant Delay Day"), Tenant's obligation to pay Rent hereunder shall commence on the Commencement Date, as such day may be adjusted by any Tenant Delay Day; provided, however, that no delay has been caused by Landlord or any Landlord Party. Notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Rent shall commence no later than six (6) months after Lease execution.

                  6. Landlord shall contribute $866,432.00 as the Construction Allowance, based on a rate of $28.00 per square foot of Tenant's Rentable Square Feet ($28 x 30,944 sf).

                  7. The entire cost of performing the Work (including costs of construction labor and materials, subcontracts, electrical usage within the Premises during construction, additional janitorial services related to the Work, related taxes, if any, all requirements of the construction contract, insurance costs and general conditions), all as shall be contemplated by the Total Project Cost, including all design fees is herein collectively called the "Total Project Cost". Any portion of the Total Project Cost in excess of the Construction Allowance shall be paid by Tenant. Upon approval of the Construction Documents and the Total Project Cost and selection of subcontractors, Tenant shall promptly execute an agreement prepared by Landlord which identifies the Construction Documents, itemizes the Total Project Cost, sets forth the Construction Allowance, and sets forth the initial share of the Total Project Cost which is Tenant's responsibility ("Tenant's Contribution"), the parties understanding that Tenant's Contribution shall be revised in the event Additional Project Costs (hereinafter defined) are incurred as a result of any change orders by Tenant. If Tenant requests any changes to the Work after approval of the Construction Documents, Tenant shall pay all costs, including permits and fees, architectural, engineering and related design expenses directly resulting from such changes, and such costs shall be added to the Total Project Cost (the "Additional Project Costs"). No such changes shall be made without the prior written consent of Landlord which approval, so long as the changes do not include changes outside the Premises, shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be responsible for delay in occupancy by Tenant because of changes to the Construction Documents after approval by Tenant as outlined above. Upon completion of such revised Construction Documents, Landlord shall notify Tenant in writing of the cost which will include a service fee of twenty-eight percent (28%) of the Additional Project Costs, which shall be paid by Tenant together with monthly payments during construction as provided for below. Said twenty-eight percent (28%) service fee shall include Construction Manager's on-site overhead, profit and fee (which items are not included in any other costs identified in this Lease), corporate overhead, and Landlord's cost of processing the Additional Project Costs. Tenant shall, within five (5) business days of Landlord's notice, notify Landlord in writing whether Tenant desires to proceed with such changes. In the absence of such written authorization or Tenant's notice of election not to proceed with such changes, Landlord shall not be obligated to perform the Work and Tenant shall be responsible and chargeable for any and all delays in completion of the Premises resulting therefrom. To the extent that the Total Project Cost does not exceed the Construction Allowance, Tenant shall receive a Rent credit or refund of any such difference.

                  8. Upon Landlord's delivery to Tenant of a properly documented invoice from the Construction Manager itemizing the portion of the Tenant's Contribution then due, together with verification that the portion of the Work described in the invoice has been completed and a lien waiver with respect to such Work, Tenant shall, within fifteen (15) business days of its receipt of such invoice (such invoices to be provided by Landlord to Tenant monthly during the course of construction of the Work), make a payment to Landlord equal to such portion of Tenant's Contribution as described in the invoice. Within two
(2) business days of the issuance of the certificate of occupancy (temporary or final) for the Premises and/or prior to Tenant's occupancy of the Premises, Tenant shall pay to Landlord the lesser of: (i) an amount as agreed to between Landlord and Tenant; or (ii) 85% of the Tenant's Contribution less any prior payments made by Tenant that have been received by Landlord as of such date. In the event Landlord has not received all payments required by this paragraph 9, Landlord has the right to withhold Tenant's occupancy of the Premises until such date as Landlord has received such payments, notwithstanding the fact that the Commencement Date has occurred, and Tenant's obligation to begin paying Rent has commenced.

Within thirty (30) days of completion of the Work, Landlord shall provide Tenant with a properly documented invoice for the balance of Tenant's Contribution, which shall be paid by Tenant within fifteen (15) business days thereafter. Landlord and Tenant acknowledge and confirm that it is the intention of the parties that, with respect to each invoice of the Construction Manager, Landlord and Tenant shall each pay its proportionate share of the portion of the Total Project Cost then due.

                  9. Tenant may make periodic inspections of the Premises during the construction provided that such inspections are made during reasonable business hours with prior notice to Landlord and provided further that Tenant is accompanied by a representative of Landlord. Tenant shall advise Landlord promptly in writing of any objection to the performance of the Work.

                  10. Within fifteen (15) business days of Landlord's notice to Tenant that the Premises is completed, Tenant shall inspect the Premises in the presence of Landlord and Landlord's construction manager to establish the Punch List Items to be completed as soon thereafter as is reasonably possible. Any costs reasonably incurred with respect to Punch List Items shall be included as part of Total Project Cost and not as an additional cost to Tenant. Further, within such time period, Landlord shall provide Tenant with a completion notice described in Section 3(b) of the Lease.

                  11. Tenant's Work is defined as such limited work as Tenant may contract separately from the construction contract. Tenant's Work may include the following: (i) telecommunications and data lines and systems, (ii) furniture installation; (iii) moving expenses; (iv) limited finishes; and (v) equipment room. Subject to the provisions of Section 3(b) of the Lease, Tenant may install Tenant's Work in the Premises in accordance with the terms of the Lease and in compliance with the following:

                           (a) No such work shall proceed without Landlord's
prior written approval (such approval not to be unreasonably withheld, conditioned or delayed) of (1) any contract Tenant enters into with respect to Tenant's Work; (2) detailed plans and specifications for the work; and (3) a certificate of worker's compensation insurance showing that Tenant maintains insurance in accordance with the Lease.

                           (b) Tenant shall and shall cause its Construction
Managers to abide by all safety and construction laws, ordinances, rules and regulations. All work and deliveries shall be scheduled through Landlord in accordance with the Rules and Regulations attached as Exhibit H to the Lease. Entry onto the Premises by Tenant's Construction Managers shall be pursuant to the terms, covenants, provisions and conditions of the Lease. All Tenant's materials, Tenant's Work, installations and decorations of any nature brought upon or installed in the Premises before the Commencement Date shall be at Tenant's risk, and (except for willful misconduct) neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof. Tenant shall not employ any Construction Manager, who, in Landlord's reasonable opinion, may prejudice Landlord's negotiations or relationships with Landlord's Construction Managers or subConstruction Managers with their employees, or as may disturb harmonious labor relations.

                           (c) Tenant shall reimburse Landlord for any
additional expense incurred by Landlord by reason of any Tenant Work not performed in accordance with the terms hereof, or by reason of Tenant Delays caused by such Tenant Work, or by reason of cleanup, which fails to comply with the provisions hereof.

                  12. All Work, and any alteration or improvement by Tenant in accordance with this Exhibit of the Lease, shall be performed in accordance with Exhibit D-1. Tenant shall promptly replace any such Work, alteration or improvement that is not so performed, at Tenant's sole expense. Notwithstanding any failure by Landlord to object to any such Work, alteration or improvement, Landlord shall have no responsibility therefore.

                  13. To the extent not inconsistent with this Exhibit, Section 7(a) of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                  14. In the event Tenant defaults in any payment required by this Exhibit, (following written notice to Tenant and Tenant's failure to pay within ten (10) days of such notice) Landlord shall, in addition to all other legally allowable remedies, have the same rights as in the case of an Event of Default with respect to the payment of Rent under the Lease. Once the Punch List Items have been completed in accordance with this Exhibit, Tenant shall pay to Landlord, within five (5) business days of demand thereof, any remaining portion of Tenant's Contribution.

                  15. Prior to the Commencement Date, Landlord will be required to provide Tenant with a written notice specifying what portions of the initial Work Tenant shall be obligated to remove prior to the end of the Term.

                  16. Any conflicts between this Exhibit and the Construction Documents shall be resolved in favor of this Exhibit.

                                   EXHIBIT D-1

                    SCHEDULE OF STANDARD TENANT IMPROVEMENTS

         The following Schedule of Standard Tenant Improvements is provided to specify the minimum quality standards of the building materials to be used in the construction of the interior Tenant improvements. Landlord is providing Tenant with the usable premises in its "as-is" raw condition which consists of only the main "home run" lines for HVAC and sprinkler.

                  1.       Partitions

                           (a) Partitions within the Premises shall have 1/2"
                  gypsum board on each side of 3-5/8" metal studs, 16" on center, taped and spackled. Partitions between the Premises, corridor(s) and between the Premises and adjacent space, shall have 5/8" fire code gypsum board, taped and spackled, on each side of 3-5/8" metal studs, 16" on center above finished ceiling to underside of metal deck. Demising partitions and corridor partitions to have thermofibre insulation installed within, and to be constructed from floor to underside of metal deck above.

                  2.       Doors and Bucks

                           (a) All frames to be hollow metal knock down door
                 frames.

                           (b) Doors within the Premises to be 3'-0" x 8'-0" x
                  1'3/4" solid core, stain grade birch veneer.

                           (c) Entrance doors from corridors thru to the
                  Premises to be full height (8'-0") double herculite frameless 3/4" clear glass doors, or double wood solid core
                  Mahogany veneer doors (see attached typical Tenant Entrance).

                           (d) All doors to be located, oriented and with
                  hardware in accordance with applicable codes.

                  3.       Glazing

                           Glazing in windows, doors and partitions shall be as
                 required by code.

                  4.       Hardware

                           (a) Provide cylindrical latch sets with lever handle,
                  on individual office doors within the Premises.

                           (b) Provide lock sets with level handle and closers,
                  on doors from corridor(s) to the Premises.

                           (c) Provide sets and latch sets to be Schlage, Series
                  "D", or equivalent,  as approved by Landlord.

                                      D1-1

                           (d) All lock sets shall be keyed to the building
                  master key system.

                  5.       Acoustical Ceilings

                           (a) Lay-in acoustic tile ceilings, within the
                  Premises, shall be 2' x 4' acoustical lay-in ceiling, Armstrong Second Look II (white) in 15/16" grid (white).

                           (b) Ceiling heights within the Premises to be nominal
                  9'-0" at typical floors.

                           (c) Direction of ceiling grid to be as determined by
                  Landlord.

                  6.       Floorings

                           (a) All carpet materials will be selected by Tenant
                  subject to flame spread rating submitted to both Fire Department and Landlord.

                           (b) Supply rooms, telephone rooms, equipment rooms
                  and mail rooms within the Premises will receive vinyl composition tile and 4" vinyl base.

                  7.       Painting

                           (a) Interior wall surfaces of gypsum board shall
                  receive two (2) coats of flat latex paint, Benjamin Moore, or equal, colors to be selected by Tenant.

                           (b) All interior ferrous metal surfaces shall receive
                  two (2) coats of alkyd semi-gloss enamel paint over shop-applied primer.

                           (c) All wood doors to receive one (1) coat of sealer
                  and two (2) coats of clear polyurethane waterbase satin finish or two (2) coats of enamel.

                           (d) All wall covering materials will be selected by
                  Tenant subject to flame spread rating must be submitted to both Fire Department and Landlord.

                  8.       Window Covering

                           Building standard blinds shall be Levolor - Riviera
                  Dustguard 1" Horizontal aluminum blind. Color #892 Low Gloss Black. Substitution of building standard blinds by Tenants is not permitted.

                  9.       Electrical Specifications

                           (a) Lighting: 2' x 4' recessed flourescent lay-in 3"
                  deep, 18 cell low iridescence Parabolic louver (1 fixture per 80SF), Energy efficient ballast.

                           (b) The average electric load of the Premises shall
                  not exceed sib (6) watts per usable square foot for power and three (3) watts per square foot for lighting.

                  10.      Fire and Life Safety Features

                           (a) The building is to be fully sprinklered.


                                      D1-2

                           (b) Sprinkler installation to consist of recessed
                  heads sprinklers with white covers in Tenant's space.

                           (c) Fire alarm system consisting of manual pull
                  boxes, annunciators, alarm bells, control panel, to code.

                           (d) Smoke detectors, photoelectric type in elevator
                  lobbies, electric equipment rooms, elevator machine rooms, and in ducts where quantity is over 15,000 CFM. Firestats in the duct work where air quantity is less than 15,000 CFM.

                           (e) Emergency and exit lighting in public spaces.

                           (f) All work involving smoke detectors and fire
                  alarms must be performed by Landlord's designated subcontractor.

                  11.      Telephone Data

                           (a) Landlord shall arrange with local telephone
                  company for telephone service within the equipment room in the building core.

                           (b) All telephone work and wiring in partitions,
                  floors and ceilings to be paid for by Tenant and arrange for by Tenant with the telephone company or other qualified installer selected by Tenant but approved by Landlord. Landlord will coordinate work with other trades as required. All electrical load centers, special wiring and plywood, supplied for telephone equipment, shall be an extra cost to be paid by Tenant. Telephone and data wiring is to meet all prevailing codes.

                           (c) Fibre optic capability is available on Route 22
                  to Tenant, at Tenant's expense.

                  12.      HVAC Specification

                           (a) Heating, ventilation and air-condition system
                  shall be capable of maintaining the following interior conditions, subject to governmental regulations:

                           Summer - 78 degrees F (+/-2 degrees C) dry bulb and
                  50% relative humidity when outside temperature is 90 degrees F dry bulb and 75 degrees F wet.

                           Winter - 70 degrees F when outside temperature is 13
                  degrees F.

                           (b) HVAC systems shall be variable air volume
                  (V.A.V.) system. V.A.V. - DDC control units will have automatic thermostats and volume controls mounted in the rooms or open spaces within the Premises. Control units can operate from 100% of nominal volume to 10% of nominal volume.

                           (c) The control units are connected to supply duct
                  systems which are supplied with conditioned air from rooftop air handling units with cooling coils, filters, mixing dampers and relief dampers.

                           (d) A control panel for each system contains time
                  clock, refrigeration step controller, duct supply air control thermostat and automatic economizer controls.


                                      D1-3

                           (e) HVAC. Design Conditions:

                           Summer Outside    90 degrees Fahrenheit Dry Bulb 75
                                                Fahrenheit Wet Bulb
                           Summer Inside     78 degrees Fahrenheit Dry Bulb +/-2
                                                degrees
                           Winter Outside    13 degrees Fahrenheit 15 MPH wind
                           Winter Inside     70 degrees Fahrenheit Dry Bulb

                           (f)      HVAC Zoning:

                                    o       All exterior zones shall have one
                                            VAV box per 1200 square feet and one
                                            VAV box per corner office (two or
                                            more exposure).
                                    o       All interior spaces shall have one
                                            VAV box per 2000 square feet.
                                    o       All interior perimeter shall have
                                            not water radiant ceiling heat
                                            panels.

                           (g) HVAC Ductwork. Medium pressure duct system will
                  be designed at air velocity range from 2500 - 3000 FPM. All ductwork will be installed in accordance with the latest SMACANA Standards.

                           (h) If Tenant's interior layout provides for an above
                  normal amount of floor-to ceiling partitions, or if Tenant's equipment (i.e., conference rooms, mail rooms, lunch rooms, etc.( requires air-conditioning above and beyond building standard, as outlined, said additional air-conditioning (including cost of operation as stipulated on the Lease) shall be paid for by Tenant as an extra cost. Any special exhaust requirements will also be an extra costs to be paid by Tenant.

                           (i) All work involving the connection of HVAC control
                  systems must be performed by Landlord's designated contractor.

                  13.      Disturbance to Other Tenants

                           Penetration of another tenant's space shall not
                  commence until Tenant has notified Landlord and Landlord has approved the schedule of work. The tenant whose space is being penetrated has the right to demand the work within its area be done on an overtime basis.

                  14.      Noise

                           The use of jack hammers, core drilling, or other
                  heavy noise shall not be used until Landlord has been notified and has given approval.

                                      D1-4

                                    EXHIBIT E


                                 AMENDMENT NO. 1

                  This Amendment No. 1 (this "Amendment") is executed as of ______________, 199___ between ADVANCE/GLB 2 L.L.C., a New Jersey limited liability company ("Landlord"), and eRESEARCHTECHNOLOGY, INC., a Delaware ("Tenant"), for the purpose of amending the Lease Agreement between Landlord and Tenant dated ______________, 2000 (the "Lease"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                                   AGREEMENTS

                  For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

         (a) Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist simultaneously delivered to Landlord (the "Punchlist Items"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

         (b) Commencement Date. The Commencement Date of the Lease is __________, 2000. If the Anticipated Commencement Date set forth in the Lease is different than the date set forth in the preceding sentence, then the Commencement Date as contained in the Lease is amended to be the Commencement Date set forth in the preceding sentence.

         (c) Expiration Date. The Term is scheduled to expire on __________, 2000. If the scheduled expiration date of the initial Term as set forth in the Lease is different than the date set forth in the preceding sentence, then the scheduled expiration date as set forth in the Lease is hereby amended to the expiration date set forth in the preceding sentence.

         (d) Contact Numbers. Tenant's telephone number in the Premises is _________. Tenant's telecopy number in the Premises is
                  __________.

         (e) Ratification. Tenant and Landlord each hereby ratify and confirm its obligations under the Lease, and represents and warrants to the other that, to the best of its knowledge, it has no defenses thereto. Additionally, Tenant and Landlord each further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and such party has no claims, counterclaims, set-offs or defenses against the other arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

         (f) Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of New Jersey.

         (g) Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

                  Executed as of the date first written above.

         TENANT:                  eRESEARCHTECHNOLOGY, INC.,
                                  -------------------------
                                  a Delaware corporation


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


         LANDLORD:                ADVANCE/GLB 2 L.L.C., a New Jersey limited
                                  liability company
                                           By:      Glenborough Properties,
                                                    L.P., its sole member

                                           By:      Glenborough Realty Trust
                                                    Incorporated, its General
                                                    Partner


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT F

                                    GUARANTY


                  As a material inducement to Landlord to enter into the Lease, dated August __, 2000 (the "Lease"), between eResearch Technologies, as Tenant, and ADVANCE/GLB 2, L.L.C., as Landlord, PRWW, Inc. ("Guarantor") hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Tenant (and any assignee) under the Lease and any extensions or renewals of and amendments to the Lease. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance and is independent of Tenant's obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant's obligations. Guarantor waives any right to require Landlord to join Tenant with Guarantor in any suit arising under this Guaranty, proceed against or exhaust any security given to secure Tenant's obligations under the Lease, or pursue or exhaust any other remedy in Landlord's power. Landlord may, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease. Guarantor hereby waives all demands for performance, notices of performance, and notices of acceptance of this Guaranty. The liability of Guarantor under this Guaranty will not be affected by the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant's obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; the rejection or disaffirmance of the Lease in any such proceeding; or the cessation from any cause whatsoever of the liability of Tenant under the Lease. Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys' fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease.

         Notwithstanding the foregoing, in the event (a) of an initial public offering of Tenant wherein Tenant receives a minimum of $40,000,000.00 in equity capital and (b) Tenant has at least $45,000,000.00 in Shareholder equity in its audited financial statements, then in that event Landlord agrees not to enforce the provisions of this Guaranty from and after the date that Tenant provides Landlord with documentation evidencing the satisfaction of the conditions set forth in (a) and (b) herein.

      eResearch Technology, Inc.                PRWW, Inc.

      By: /s/ Bruce Johnson                     By: /s/ Joel Morganroth
          -------------------------------           ----------------------------
          Name:  Bruce Johnson                      Name:  Joel Morganroth
          Title: Sr. Vice President & CFO           Title: Chairman & CEO

                                    EXHIBIT G


                             CLEANING SPECIFICATIONS


    Private And General
    Office Cleaning:           Performed daily, Monday through Friday, except
                               for Building Holidays.

                               1. Hand dust and wipe clean within reach, all office doors and furniture to include desks, chairs, chair rails, tables, files, cabinets, safes, etc.

                               2.  Dust all window sills, baseboard, and
                                   baseboard heating, wash off same whenever necessary.

                               3.  Wash all glass tables and desk tops.

                               4.  Empty and clean all waste baskets,
                                   receptacles, damp dust and wash same whenever necessary.

                               5.  Trash liners to be changed as needed.

                               6. Vacuum clean all carpeting each night, spot clean weekly.

                               7. Remove all finger prints from windows, light switches and doorways.

                               8.  Dust under all desk equipment and telephones.

                               9.  Upon completion of the foregoing work
                                   assignments, all lights will be turned off, all doors locked and premises left in a neat and orderly condition. Attention to be given to interior lights being turned off.


    Conference And Training
    Room Cleaning:             Performed daily, Monday through Friday, except
                               for Building Holidays.

                               1.  Vacuum carpet and remove spots nightly.

                               2. Wipe clean and dust all tables, chairs, built in woodworking and marking board, unless labeled otherwise not to clean.

                               3.  Remove stains from wall fabric.

                               4.  Empty and reline trash cans as needed.

                               5. After cleaning, arrange furniture and turn off lights.

    Stairway And
    Elevator Cleaning:         Performed daily, Monday through Friday, except
                               for Building Holidays.

                               1.  Vacuum carpet and remove spots.

                               2. Clean and polish stainless steel handrails, doors, door frames and wipe clean elevator walls.

                               3.  Thoroughly vacuum elevator door tracks.

                               4. Wipe clean handrails in stairways as well as doors.

                               5.  Damp mop and/or sweep steps and landings.

                               6. Wipe clean and dust stairway stringers and undersides.


    Lobby And Corridor
    Cleaning (Public Areas):   Performed daily, Monday through Friday, except
                               for Building Holidays.

                               1.  Vacuum carpet and remove spots.

                               2. Clean and polish glass, handrails, and entry Doors.

                               3.  Dust all lounge furniture, displays,
                                   woodworking and brush upholstery. Upholstery to be vacuumed weekly.

                               4. Remove all fingerprints from all glass and dust wood handrails.

                               5. Wash and sanitize all water fountains and bottled water dispensers.

                               6.  Wipe all exterior elevator metal clean.

    Restroom Cleaning:         Performed daily, Monday through Friday, except
                               for Building Holidays.

                               1.  Sweep and mop floors using approved
                                   disinfectant process.

                               2. Spot wash all tile walls and metal dividing partitions.

                               3. Scour clean and disinfect all basins, bowls and urinals. This will include the undersides of these fixtures.

                               4. Wash and disinfect both sides of all toilet seats.

                               5. Wash and polish all mirrors, bright work and enamel surfaces.

                               6. Empty and clean all waste receptacles, liners to be replaced daily.

                               7. Fill all tissue, towel, sanitary napkin, toilet seat cover and soap dispensers.

    Grounds And Exterior
    Walkway Cleaning:          Performed daily, Monday through Friday, except
                               for Building Holidays.

                               1. All entrance walkways and steps should be swept.

                               2. Exterior metal handrails are to be wiped clean.

                               3. All litter to be picked up and discarded in proper receptacles.

    Periodic Cleaning
    Requirements:              To be performed weekly

                               1.  Sanitize all public and private telephones.

                               2.  Machine scrub all tile flooring in the
                                   corridors, cafeteria and restrooms.

                               3.  Dust the tops of all modular furniture
                                   systems.

                               4.  Dust all chair bases.

                               5. Damp wipe all desk tops that are cleared of papers.

                               6.  High dust all furniture, pictures and
                                   equipment not performed daily.

                               7.  Machine clean elevator.

    Periodic Cleaning
    Requirements
    (Continued):               To be performed as specified

                               1. Every (3) three months, machine scrub, wash and polish all resilient flooring, apply (2) two coats of non-slip floor wax.

                               2.  Every month, clean the interior of all
                                   refrigerators, per procedure.

    General Cleaning
    Guidelines:                To be performed as noted and required

                               1. Collect and place all office garbage in the compactor dumpster located on the site. Follow the established recycling procedures to determine what goes where.

                               2. Report all irregularities, damaged equipment and furniture and anything else that is out of order to the building manager as soon as possible.

                               3. Secure entire building per the established closing procedures.

                                    EXHIBIT H

                         BUILDING RULES AND REGULATIONS

                  The following rules and regulations shall apply to the Premises, the Building, the Park, and the appurtenances thereto:

                  1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

                  2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

                  3. No signs, advertisements or notices shall be inscribed, painted, affixed of displayed in, on, upon or behind any windows or doors, except as may be required by law or agreed upon by the parties; and no company name, logo, sign, advertisement or notice shall be inscribed, painted or affixed outside the tenant's leased premises or entrance or on any doors, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. If such consent is given by Landlord, any such sign, advertisement or notice shall be inscribed, painted or affixed by Landlord, but the cost of same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Landlord agrees that each tenant shall be suitably identified by providing standard signs within the Building. No signs, advertisements or notices of any kind shall be affixed to the outside of any tenant's leased premises, or to the Land or the Park, without the express written consent of the Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard blinds.

                  4. Landlord shall provide all door locks in each tenants leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlords prior written consent. Two (2) keys will be furnished to Tenant by Landlord; two (2) additional keys will be supplied to Tenant, by Landlord upon request, and without charge. Any additional keys will be supplied to Tenant by Landlord upon request, and without charge. Any additional keys requested by Tenant shall be paid for by Tenant. All keys to doors and washrooms shall be returned to Landlord upon the termination of the tenancy, and, in the event of loss of any keys furnished, tenant shall pay Landlord the cost thereof.

                  5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's reasonable supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant, but the cost to correct all damage done to the Building and/or the Park by moving or maintaining any such equipment or freight shall be paid by any such tenant. Landlord reserves the right to reasonably inspect all freight to be brought into the Building, and to exclude from the Building all freight which violates any of these Rules and Regulations, or violates the Lease, of which these Rules and Regulations are a part. Tenant shall provide Landlord with ten
(10) days written notice prior to the positioning or installation of any item requiring Landlord's attention under this paragraph, provided that such requirement shall not apply to Tenant's initial alterations.

                  6. Landlord may reasonably prescribe size and weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

                  7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No bicycles, vehicles or animals shall be brought into or kept in, on or about any tenants leased premises. No portion of any tenants leased premises shall at any time be used or occupied as sleeping or lodging quarters.

                  8. Each tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not enter into any contract of any kind with any supplier to towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

                     Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning its leased premises, without prior written consent of Landlord. Landlord shall not be responsible to any tenant for any loss of property from its leased premises, however occurring, or for any damage done to the effects of such tenant by such janitors or any of its employees, or by any other person or any other cause. Each tenant is responsible for notifying Landlord within eight (8) hours of any spill or stain on their carpet, so that Landlord may insure the janitorial service will remove the stain at such tenant's expense. If Landlord is not notified, but observes the stain, then Landlord may enter the leased premises and have the stain removed and bill the tenant for the reasonable cost of removing same.

                  9. To ensure orderly operation of the Building, no ice, towels, etc. shall be delivered to any leased premises except by persons approved by Landlord, provided, however, that water and newspapers may be delivered to a leased premises without Landlord's approval.

                  10. Tenant shall not make or permit any vibration or improper, unusual, objectionable or unpleasant noises or odors in the Building or otherwise unreasonably interfere in any way with other tenants or persons having business with them.

                  11. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance, except in such quantities as are normally used for cleaning or as office supplies.

                  12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not unless this results from the gross negligence or willful misconduct of Landlord.

                  13. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

                  14. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

                  15. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenants business operated in its leased premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, tenants agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to Tenant or a Tenant Party.

                  16. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

                  17. Tenant shall not use the Premises for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials, except in de minimus quantities in accordance with Laws.

                  18. Building hours shall be from Monday through Friday 7:30 a.m. to 5:30 p.m. except for Building Holidays (the "Business Hours"). Except as otherwise provided in the Lease, Tenant shall at all times have access to the Premises, Building and Parking Area. Except as otherwise provided in the Lease, Landlord however, reserves the right to reasonably limit or regulate access to the Building and any leased premises during nights and weekends, if required, to insure security of the Building and the Park. Landlord reserves the right to exclude from the Building, at any time other than the Business Hours, all persons who do not present a pass to the Building signed by a tenant or an employee ID or key card of any tenant. Each Tenant shall be responsible for all persons for whom it issues such a pass, ID or key card and shall be liable to the Landlord for all acts of such persons. During any time other than the Business Hours, Landlord shall not be required to provide any HVAC through the central system of the Building. Such services shall be limited to the perimeter units located with Tenant's leased premises. If Tenant desires any of the services specified in Section 6(a)(2) of the Lease:
(A) at any time other than the Business Hours, or (B) on weekends or Building Holidays, then such services shall be supplied to Tenant by using the HVAC override switch on each floor at $40.00 per hour.

                  "Building Holidays" shall mean New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and the day after, and Christmas Day, as each of said holidays are celebrated in the State in which the Land is located and such other days as Federal and State law provide or building service contracts or union contracts specify.

                  19. Tenant shall not paint or install lighting or decorations, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building.

                  20. The Building is a smoke-free environment. There shall be no smoking permitted anywhere in the Building within and including common areas, bathrooms, hallways, stairwells and lobbies. Smoking is not permitted anywhere within each tenant's leased premises.

                       The Landlord provides receptacles outside of each Building's rear entrance for use by those who do smoke. Smokers are requested to use the receptacles on the ground. Do not discard cigarette butts on the ground or outside the Building entrances so as to avoid an unsightly mess.

                  21. When electrical wiring of any kind is introduced, it must be connected as reasonably directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord.

                  22.  Service call hours are:
                       Monday - Friday
                       8:30 a.m. to 5:00 p.m.
                       Phone Number: 908-719-3000

                       In the event of an emergency, whether plumbing, water leaks, power outage, fire, theft, etc., Landlord's maintenance department must be contacted immediately at the main telephone number 908-719-3000.

                  23. The requirements of Tenant will be attended to only upon the making of an application at the office of the Building Manager. Employees of Landlord shall not perform any work for any tenant or do anything outside of their regular duties unless under special instructions from the office of Landlord. Landlord agrees to keep tenants advised at all times of how to contact the Building Manager.

                  24. (a) Tenant shall not conduct, or permit any other person to conduct, any auction on its leased premises; manufacture or store goods, wares or merchandise upon its leased premises, without the prior written approval of Landlord, except for the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; shall not permit its leased premises to be used for gambling; shall not permit any musical instruments to be played in its leased premises; shall not permit to be played any radio, television, record or wire music in such loud manner as to disturb or annoy other tenants of the Building; or permit any unusual odors to be produced upon its leased premises. Tenant shall not occupy or permit any portion of its leased premises to be occupied as an office of public stenographer or for the possession, storage, manufacture or sale of intoxicating beverages, tobacco in any form, or as a barber or manicure shop.

                      (b) No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with, any window or door of the premises without the prior written consent of Landlord. Any curtains, blinds and shades must be a quality, type, design and color and attached in a manner approved by Landlord.

                      (c) Canvassing, solicitation and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

                      (d) There shall not be used in the leased premises, or the Building, either by Tenant or by others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

                      (e) Landlord shall have the right to prohibit any advertising by tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

                      (f) Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder.

                                    EXHIBIT I


                       FORM OF TENANT ESTOPPEL CERTIFICATE


                  The undersigned is the Tenant under the Lease (defined below) between ADVANCE/GLB 2 L.L.C., a New Jersey limited liability company, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

                  1. The Lease consists of the original Lease Agreement dated as of ___________, 199___ between Tenant and Landlord ['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

                  2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

                  3. The Term commenced on __________________, 200__ and the
Term expires, excluding any renewal options, on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

                  4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):_______________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                  5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _____________ . The current monthly installment of Basic Rent is $_______________ .

                  6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

                  7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

         (h) No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

         (i) If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of New Jersey and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         (j) There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

         (k) Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

         (l) All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

                  Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

         Executed as of ________________, 200_.



         TENANT:                                    eRESEARCHTECHNOLOGY, INC.,
                                            a Delaware corporation


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT J


                              Intentionally Omitted

                                   EXHIBIT K

                             Intentionally Omitted

                                    EXHIBIT L

                              Intentionally Omitted

                                    EXHIBIT M

                              Intentionally Omitted

                                    EXHIBIT N

                              Intentionally Omitted

                                    EXHIBIT O


                                     SIGNAGE


                  The Landlord shall provide, at its sole expense, directory signage at the main lobby, and a directory on upper floors as required.

                  On or before the date which is thirty (30) days following the Date of this Lease, Tenant shall engage a consultant to design a sign on behalf of Tenant to be erected on the third floor on the side of the Building designated by Landlord. Landlord shall have the right to review and approve the design (which approval shall not be unreasonably withheld, delayed or conditioned). The sign shall be designed, constructed and installed in accordance with all Laws. Landlord's approval of the design therefor shall not be a representation that the design complies with any Law.

                  All costs incurred by Landlord in connection with the sign, including design, construction, approvals, installation, and removal shall be paid by Tenant. The obligation to pay removal costs shall survive the termination or expiration of this Lease.

                                    EXHIBIT P

                       Estimated Annual Operating Expenses
                           Advance at Bridgewater III



                                  ITEM                      $ per Square Feet
-------------------------------------------------------------------------------
      Electric                                                    1.25
-------------------------------------------------------------------------------
      Gas                                                         0.15
-------------------------------------------------------------------------------
      Sewer/Water                                                 0.12
-------------------------------------------------------------------------------
      Telephone Expenses                                          0.03
-------------------------------------------------------------------------------
      Janitorial (Contract & Supplies)                            0.79
-------------------------------------------------------------------------------
      Porter                                                      0.15
-------------------------------------------------------------------------------
      Window Cleaning                                             0.03
-------------------------------------------------------------------------------
      Exterminating                                               0.01
-------------------------------------------------------------------------------
      HVAC Repairs & Maintenance                                  0.09
-------------------------------------------------------------------------------
      Electrical Repairs & Supplies                               0.02
-------------------------------------------------------------------------------
      Interior Repairs                                            0.02
-------------------------------------------------------------------------------
      Security/Fire/Life Safety                                   0.04
-------------------------------------------------------------------------------
      Elevators                                                   0.06
-------------------------------------------------------------------------------
      Snow Removal                                                0.15
-------------------------------------------------------------------------------
      Landscaping                                                 0.19
-------------------------------------------------------------------------------
      Roof Maintenance                                            0.01
-------------------------------------------------------------------------------
      R&M - Other                                                 0.08
-------------------------------------------------------------------------------
      Trash Removal                                               0.09
-------------------------------------------------------------------------------
      Management Fee                                              0.55
-------------------------------------------------------------------------------
      Insurance                                                   0.09
-------------------------------------------------------------------------------
      Equipment Lease                                             0.10
-------------------------------------------------------------------------------
      On-Site Expense                                             0.03
-------------------------------------------------------------------------------
      Property Manager/Admin. Payroll                             0.20
-------------------------------------------------------------------------------
      R&M Payroll                                                 0.30
-------------------------------------------------------------------------------
      Real Estate Taxes                                           2.25
-------------------------------------------------------------------------------
      Total                                                       6.99
-------------------------------------------------------------------------------

                                    EXHIBIT Q

                           OPERATING COSTS EXCLUSIONS

     1. Capital expenditures made to the Building or the Park, including building structure, foundations, roof deck and any expansion of the Building, its systems or parking lot, and any costs incurred as a result of any regulations not related to Tenant's occupancy of the Premises but not excluding capital improvements described and permitted in paragraph 4(b)(1) of the Lease.

     2. Repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties.

     3. Interest, amortization or other payments on loans made to Landlord.

     4. Depreciation.

     5. Leasing commissions.

     6. Legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes and negotiation of leases with tenants).

     7. Renovating or otherwise improving space for occupants of the Building or vacant space in the Building.

     8. Federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

     9. Any costs covered by manufacturer's warranties and guaranties then in effect.

                                    EXHIBIT R

                              LANDLORD'S INSURANCE


          Landlord shall maintain commercial insurance on the Building throughout the Term in amounts that are commercially reasonable by comparison to the amounts and coverage carried by landlords for similar buildings in the county wherein the Building is located as follows:

         1. Commercial property insurance - replacement cost (full replacement value)

         2. Statutory workers comp insurance

         3. Lose of rental income insurance

         4. Auto insurance

         5. Commercial general liability insurance

         6. Flood if appropriate

         7. Earthquake

         8. Other insurance as deemed appropriate and commercially reasonable by Landlord.

         Landlord shall have the right to increase the amounts of coverage and add additional types of coverage provided the amounts and coverage are commercially reasonable by comparison to the amounts and coverage carried for similar buildings in the county wherein the Building is located by a commercially reasonable landlord.


                                       R-1